UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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Allscripts Healthcare Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allscripts Healthcare Solutions, Inc.
222 Merchandise Mart Plaza, Suite 2024
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2017

To the stockholders of Allscripts Healthcare Solutions, Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), will be held on Monday, May 22, 2017, at 9:00 a.m. local time at the Company’s principal executive offices, located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, for the following purposes:

1. To elect the nine directors named in the accompanying proxy statement, each to serve until the Company’s 2018 Annual Meeting of Stockholders or until their successors are duly elected, subject to earlier resignation or removal;

2. To approve an amendment and restatement of the Allscripts 2011 Stock Incentive Plan to, among other things, increase the number of shares available for grant thereunder;

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

4. To approve, on an advisory basis, the Company’s named executive officer compensation;

5.  To approve, on an advisory basis, the frequency of the advisory vote on the Company’s named executive officer compensation; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items are described more fully in the accompanying proxy statement. Only stockholders of record as of the close of business on March 27, 2017 are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

Sincerely,

Brian P. Farley
Senior Vice President
General Counsel and Corporate Secretary

Chicago, Illinois
April 12, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at: www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR STOCKHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

Allscripts Healthcare Solutions, Inc.
222 Merchandise Mart Plaza, Suite 2024
Chicago, Illinois 60654

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Monday, May 22, 2017 at 9:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The Annual Meeting will be held at the Company’s principal executive offices, located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

These materials were first sent or made available to the Company’s stockholders on April 12, 2017. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

What is included in these proxy materials?

These proxy materials include:

•	The Notice of 2017 Annual Meeting of Stockholders;
•	This Proxy Statement; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2017 (the “Annual Report”).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

The Company is aware of five items on which stockholders may vote at the Annual Meeting:

•	The election to the Company’s Board of Directors (the “Board”) of the nine nominees named in this Proxy Statement (Proposal One);
•

To approve an amendment and restatement of the Allscripts 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) to, among other things, increase the number of shares available for grant thereunder (Proposal Two);

•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal Three);
•	A non-binding advisory resolution to approve the Company’s named executive officer compensation (Proposal Four); and
•	A non-binding advisory vote to approve the frequency of the advisory vote on the Company’s named executive officer compensation (Proposal Five).

Will any other business be conducted at the meeting?

The Company knows of no matters to be submitted to the Company’s stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters come before the Company’s stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” election of each of the nominees named in this Proxy Statement to the Board (Proposal One);
•	“FOR” the approval of an amendment and restatement of the Allscripts 2011 Stock Incentive Plan to, among other things, increase the number of shares available for grant thereunder (Proposal Two);
•	“FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal Three);
•	“FOR” approval of the advisory resolution to approve the Company’s named executive officer compensation (Proposal Four); and
•	For “ONE YEAR” as the frequency of the advisory vote to approve the Company’s named executive officer compensation (Proposal Five).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the physical printing and mailing of materials.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of its stockholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, stockholders may write or call the Company at: Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Investor Relations, or (312) 506-1200.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address above. Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the Internet to view the Company’s proxy materials for the Annual Meeting and instruct the Company to send future proxy materials to you by e-mail. Choosing to receive future proxy materials by e-mail will reduce the impact of the Company’s annual meetings on the environment and will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. Only stockholders of record as of the close of business on March 27, 2017 (the “Record Date”) are entitled to receive notice of, to attend, and to vote on the Annual Meeting. As of the Record Date, there were 181,464,493 shares of the Company’s common stock issued and outstanding. In addition to stockholders of record of the Company’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•

In Person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•

In Person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification, such as a driver’s license or a passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the form and returning it in the envelope provided.

What is the quorum required for the Annual Meeting?

The presence, in person or by proxy, of the holders of not less than one-third of the total number of shares of the Company’s common stock issued and outstanding as of the Record Date will constitute a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote over the Internet or by telephone, or if you attend and vote at the Annual Meeting. If a quorum is not present, the Company may propose to adjourn the Annual Meeting to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Paul M. Black and Richard J. Poulton, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal Three) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Three.

Each of the other proposals, including the election of directors (Proposal One), the amendment and restatement of the 2011 Stock Incentive Plan (Proposal Two), the advisory resolution to approve the Company’s named executive officer compensation (Proposal Four), and the advisory vote to approve the frequency of the advisory vote on the Company’s named executive officer compensation (Proposal Five) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with each of Proposals One, Two, Four and Five.

What is the voting requirement to approve each of the proposals?

With respect to the election of directors (Proposal One), in accordance with the policy of majority voting in uncontested director elections set forth in the Company’s bylaws, if the number of shares voted “FOR” any nominee exceeds the number of shares voted “AGAINST” such nominee, he or she will be elected as a director to serve until the Company’s 2017 Annual Meeting of Stockholders and until his or her successor has been duly elected, or until his or her earlier resignation or removal. If any nominee is an incumbent director and fails to receive a majority of the votes cast with respect to his or her nomination, he or she must tender a resignation as director, and such resignation will be considered by the Nominating and Governance Committee of the Board (the “Nominating Committee”) in accordance with the requirements of the Company’s Corporate Governance Guidelines.

Approval of each of Proposal Two, Proposal Three and Proposal Four requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matter. With respect to Proposal Five, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory resolution on the Company’s named executive officer compensation that has been selected by stockholders.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the election of directors (Proposal One), a stockholder abstention or broker non-vote with respect to any nominee will have no effect on that nominee’s election. With respect to Proposal Two, Proposal Three and Proposal Four, a stockholder abstention will have the effect of a vote “AGAINST” the approval of each proposal, but a broker non-vote will have no effect on the approval of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal Five.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the vote is taken at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Corporate Secretary at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654 prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative of Broadridge will serve as the inspector of election.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Where are the Company’s principal executive offices located, and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The Company’s main telephone number is (312) 506-1200.

Who is paying the costs of the proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company must pay brokerage firms, banks, broker-dealers, or other similar organizations representing beneficial owners of shares held in street name certain fees associated with (i) forwarding the Notice to beneficial owners; (ii) forwarding printed proxy materials by mail to beneficial owners who specifically request them; and (iii) obtaining beneficial owners’ voting instructions. The Company has not, but may in the future decide to, retain a proxy solicitor to assist in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If the Company does elect to retain a proxy solicitor, the Company will pay the proxy solicitor reasonable and customary fees. In addition to solicitations by mail, the proxy solicitor, if any, and certain of the Company’s directors, officers, and employees, without additional compensation, may solicit proxies on the Company’s behalf in person, by telephone, or by electronic communication.

How can I attend the Annual Meeting?

Only stockholders of record as of the Record Date are entitled to attend the Annual Meeting. Each stockholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, recording or photographic equipment, tablets, or computers is not permitted at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2018 Annual Meeting of Stockholders?

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a stockholder intends to present at the Company’s 2018 Annual Meeting of Stockholders and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2018 Annual Meeting of Stockholders must be received by no later than December 13, 2017. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Corporate Secretary by mail at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Requirements for Other Stockholder Proposals to be Brought Before the 2018 Annual Meeting of Stockholders and Director Nominations. Notice of any director nomination or any proposal that a stockholder intends to present at the Company’s 2018 Annual Meeting of Stockholders, but does not intend to have included in the Company’s proxy statement and form of proxy related to the Company’s 2018 Annual Meeting of Stockholders, as well as any director nominations, must be delivered to the Company’s Corporate Secretary by mail at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, not earlier than the close of business on December 23, 2017, and not later than the close of business on January 22, 2018. The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the Company’s 2018 Annual Meeting of Stockholders. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

DIRECTORS

Listed below are the nine nominees for election as a director. Each nominee other than Ms. Aspinall currently serves on the Board. Ms. Aspinall was recommended to the Board by a third-party search firm.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nine nominees named in this Proxy Statement. Each of the nominees listed below has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will serve a one-year term.

The Board comprises a diverse group of leaders in their respective fields. Many of the Company’s directors have senior leadership experience at major domestic and multinational companies. In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company reporting, compliance, risk management, and leadership development. Many directors also have experience serving as executive officers of, or on boards of directors and board committees of, other public companies, and have an understanding of corporate governance practices and trends. The Board believes that the collective experiences, viewpoints, and perspectives of the Company’s nominees for directors results in a Board with the commitment and energy to advance the interests of the Company’s stockholders.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Mara G. Aspinall	Director Nominee	54	NA
Paul M. Black	Director, Chief Executive Officer	59	2012
P. Gregory Garrison	Director	63	2015
Jonathan J. Judge	Director	63	2016
Michael A. Klayko	Chairman of the Board	62	2013
Yancey L. Spruill	Director	49	2016
Dave B. Stevens	Director	55	2016
David D. Stevens	Director	64	2012
Ralph H. "Randy" Thurman	Director	67	2012

The Board and the Nominating Committee believe the skills, qualities, attributes, and experience of the nominees provide the Company with business acumen and a diverse range of perspectives to engage each other and the Company’s management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies below describe the skills, qualities, attributes, and experience of the nominees that led the Board and the Nominating Committee to determine that it is appropriate to nominate these directors.

Mara G. Aspinall currently serves as President and CEO of HealthCatalysts, a private healthcare consulting firm, and Executive Chairman of GenePeeks, Inc., a computational genomics company focused on genetic disease risk analysis. Ms. Aspinall also currently serves on the Board of Directors of Safeguard Scientifics, Inc. and Abcam plc, along with other privately held healthcare technology and medical insurance companies. From September 2011 until June 2014, Ms. Aspinall was the President and Chief Executive Officer of the Ventana Medical Systems and the Global Head of Roche Tissue Diagnostics, a global leader in the development and commercialization of tissue-based cancer diagnostics. Prior to 2011, Ms. Aspinall served as President of Genzyme Pharmaceuticals and Genzyme Genetics, a leading esoteric drug manufacturer and genetic test provider worldwide, respectively. Among other qualifications, Ms. Aspinall brings extensive international experience and operational expertise in the healthcare technology industry and is frequently recognized as an industry leader and pioneer with a focus on personalized medicine.

Paul M. Black has served as the Company’s Chief Executive Officer since December 2012. Mr. Black also served as the Company’s President from December 2012 until October 2015. Before joining the Company, Mr. Black served as Operating Executive of Genstar Capital, LLC, a private equity firm; and Senior Advisor at New Mountain Finance Corporation, an investment management company. From 1994 to 2007, Mr. Black served in various executive positions (including Chief Operating Officer) at Cerner Corporation, a healthcare information technology company. Mr. Black currently serves as a director of Truman Medical Centers. Within the past five years, Mr. Black has served as a director of Haemonetics Corporation, a publicly-traded medical device company, as well as several other private companies in the healthcare and software industries. Among other qualifications, Mr. Black brings extensive experience in the healthcare information technology industry, along with experience in the management of worldwide operations, sales, and support.

P. Gregory Garrison was a senior leader of PricewaterhouseCoopers (“PwC”) for over twenty years, most recently serving as its Vice Chairman and Chief Operating Officer. Earlier in his career, Mr. Garrison also led PwC’s U.S. Assurance & Audit Services practice, the Global Risk Management Solutions practice, and served as the Managing Partner of PwC’s Los Angeles and St. Louis practices. Mr. Garrison has experience in strategic planning, operations, finance, information technology, mergers and acquisitions, human capital and sales and marketing. Over the course of his career, Mr. Garrison has also spent considerable time meeting and working with various regulators, as well as advising numerous boards and audit committees. Among other qualifications, Mr. Garrison brings experience as a successful business and operations leader, professional advisor and recognized financial expert.

Jonathan J. Judge currently serves on the board of directors of FEXCO Holdings Ltd., a global provider of finance and business solutions that is headquartered in Ireland, and D&H Corporation, a Toronto-based financial technology company. From April 2004 to January 2016, Mr. Judge served on the Board of Directors of PMC-Sierra, Inc., where he was the chairman of the board from August 2011 to January 2016 and was chairman of the compensation committee. From August 2010 until his retirement in January 2013, Mr. Judge served as the Chief Executive Officer of First Data Corporation, a global leader in electronic commerce and payment processing. From October 2004 until August 2010, Mr. Judge served as the President and Chief Executive Officer of Paychex Inc., a provider of payroll and human services. Previously, Mr. Judge served as President and Chief Executive Officer of Crystal Decisions, Inc. from October 2002 until the merger of Crystal Decisions with Business Objects S.A. in December 2003. From 1976 until October 2002, Mr. Judge was employed by International Business Machines Corporation, where he held senior management positions, most recently as General Manager of its personal computing division. Among other qualifications, Mr. Judge brings 45 years of experience in the technology industry and extensive management, leadership and global operations expertise.

Michael A. Klayko has been the Chairman of the Board since March 2014. Mr. Klayko currently serves as the Chief Executive Officer of MKA Capital, an investment company focused on technology investments. Previously, Mr. Klayko was Chief Executive Officer of AOptix Technologies, Inc., a privately-held provider of wireless communications and mobile network solutions, from July 2014 until January 2016. From 2005 until 2013, Mr. Klayko served as Chief Executive Officer of Brocade Communications Systems, Inc., a comprehensive network solutions provider. Mr. Klayko has previously held executive positions at Rhapsody Networks, Inc. (including as its Chief Executive Officer), McDATA Corp., EMC Corporation, Hewlett-Packard Company, and International Business Machines Corporation. Currently, Mr. Klayko serves as a director of Cyrus One Inc., a publicly-traded real estate investment trust focused on data centers. Within the past five years, Mr. Klayko served as a director of Bally Technologies, Inc., a publicly-traded manufacturer of slot machines and other gaming technologies, PMC-Sierra, Inc., a publicly-traded semiconductor company, and several other private companies in the technology industry. Among other qualifications, Mr. Klayko brings over 35 years of leadership experience in the technology industry as well as extensive experience in the management of worldwide operations, sales, and support.

Yancey L. Spruill currently serves as the Chief Operating Officer and Chief Financial Officer of SendGrid, Inc., a provider of email marketing services to companies. From September 2014 until June 2015, Mr. Spruill served as the Chief Financial Officer of TwentyEighty, Inc., a provider of training and performance improvement solutions. From August 2004 to September 2014, Mr. Spruill was the Chief Financial Officer of DigitalGlobe, Inc., a publicly-traded provider of geospatial information products and services. From 2000 to 2004, Mr. Spruill served as a Principal in the Investment Banking group at Thomas Weisel Partners. Additionally, Mr. Spruill's prior investment banking experience includes roles at Lehman Brothers, Inc. and at J.P. Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. During the past five years, Mr. Spruill served as a director of Rally Software, a provider of enterprise-class software and services solutions to drive business agility, which was publicly-traded prior to its acquisition by CA, Inc. (f/k/a Computer Associates International, Inc.) in 2015. Mr. Spruill also currently serves as a member of the Tuck School of Business MBA Advisory Board. Among other qualifications, Mr. Spruill brings extensive financial and operating expertise, leadership experience, experience with serving on boards of directors, and significant experience in the technology industry.

Dave B. Stevens is the founder and managing director of Keelan Capital LLC and currently serves as an advisor to a variety of venture capital and private equity firms and private enterprises in the technology industry. From April 2012 to May 2015, Mr. Stevens served as a director of Imation Corp., a provider of global scalable storage and data security solutions. From September 2008 to June 2013, Mr. Stevens was the Chief Technology Officer of Brocade Communications Systems, Inc., a provider of networking solutions for data centers, enterprises and service providers, having re-joined the company through its acquisition of Rhapsody Networks, where Mr. Stevens was the founding Chief Executive Officer and Vice President of Business Development. From October 2005 to June 2008, Mr. Stevens was co-founder and Chief Executive Officer of Palo Alto Networks, Inc., a leader in the development of cyber security and next-generation firewall products. From January 2003 to June 2004, Mr. Stevens was the Chief Technology Officer of Transport systems for Brocade Communications Systems, Inc. Mr. Stevens previously served in senior management positions at Atmosphere Networks, Nortel, Bay Networks and SynOptics Communications. Among other qualifications, Mr. Stevens brings extensive technology experience in the security, computer, and data storage industries.

David D. Stevens currently serves as a private advisor and investor in private equity in the healthcare services industry. From 1983 until 2006, Mr. Stevens served in various executive roles at Accredo Health Group, Inc. (f/k/a Accredo Health, Inc.) and its predecessor companies, serving as its Chief Executive Officer from 1995 until 2006, its Chairman of the Board from 1995 until 2005, and its President and Chief Operating Officer from 1993 until 1996. Accredo Health Group, Inc. was acquired by Medco Health Solutions, Inc. in 2005. Mr. Stevens currently serves as a director of Wright Medical Group, Inc., a publicly-traded orthopedic company that designs, manufactures, and distributes extremity and biologic solutions; and several privately-held healthcare companies. During the past five years, Mr. Stevens served as a director of Medco Health Solutions, Inc., a pharmacy benefits management company that was publicly-traded prior to its acquisition by Express Scripts, Inc. in 2012; Thomas & Betts Corporation, a manufacturer of electrical, electronic, mechanical, and utility products that was publicly-traded prior to its acquisition by ABB Ltd. in 2012; and Viasystems Group, Inc., a leading manufacturer of complex multi-layer printed circuit boards and electro-mechanical solutions that was publicly-traded prior to its acquisition by TTM Technologies, Inc. in 2015. Among other qualifications, Mr. Stevens brings extensive financial and operating expertise, leadership experience, experience with serving on boards of directors, and significant experience in the healthcare industry.

Ralph H. “Randy” Thurman currently serves as a senior advisor in the private equity industry. He is currently Executive Chairman of Presbia PLC (an Orchard Capital Corporation company), a publicly-traded medical device company, and is a member of the executive investment council of Levitt Equity Partners, a private equity firm. In 2015, Mr. Thurman joined BC Partners, a private equity firm specializing in buyouts and acquisition financing, as a Senior Advisor. From 2008 until 2011, Mr. Thurman served as Executive Chairman of CardioNet Inc. (now known as BioTelemetry, Inc.), and as its interim Chief Executive Officer from 2008 until 2010. From 2001 until 2007, Mr. Thurman was Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified healthcare technology company, which was acquired by Cardinal Healthcare Inc. in 2007. Mr. Thurman served as a consultant to Cardinal Healthcare Inc. from the date of acquisition until 2008. From 1997 until 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, which provided advisory services to bio-pharmaceutical, genomic, and medical device companies. From 1993 until 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc., and from 1984 until 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Among other qualifications, Mr. Thurman brings significant corporate governance, operating and investing expertise as well as extensive expertise in the healthcare industry.

CORPORATE GOVERNANCE

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other senior management in the competent and ethical operation of the Company in support of the long-term interests of the Company’s stockholders. The Company’s Corporate Governance Guidelines are available at the “Corporate Governance” section at investor.allscripts.com.

Board Leadership Structure

The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance. The Board currently believes that the separation of the Chairman and the Chief Executive Officer roles allows the Company’s Chief Executive Officer to focus his time and energy on operating and managing the Company. The Board periodically reviews this leadership structure to determine whether it continues to best serve the Company and its stockholders.

Board Meetings and Committees

The Board met a total of ten times during 2016. The Board has determined that Ms. Aspinall and all Board members who served during 2016, other than Mr. Black, are independent under applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC.

The Board has a standing Audit Committee (the “Audit Committee”) and Compensation Committee (the “Compensation Committee”), in addition to the Nominating Committee. The Board has determined that each of the committee members is independent under applicable NASDAQ and SEC rules for committee memberships. The members of the committees are shown in the tables below.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Transaction Advisory
Paul M. Black	-	-	-	-
P. Gregory Garrison	Chairman	-	-	Member
Jonathan J. Judge	-	Member	Member	-
Michael A. Klayko	-	Member	Member	Chairman
Yancey L. Spruill	Member	-	-	-
Dave B. Stevens	Member	-	-	-
David D. Stevens	Member	-	Chairman	Member
Ralph H. "Randy" Thurman	-	Chairman	-	Member

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to the Company’s stockholders and others; appointing and overseeing the services performed by the Company’s independent registered public accounting firm, as well as pre-approving all services and fees related thereto; overseeing and periodically evaluating the performance and responsibilities of the Company’s internal audit department, including approving the Company’s annual internal audit plan and reviewing the results of internal audits, including management’s responses thereto; reviewing with the Company’s management, internal audit department, and independent registered public accounting firm the Company’s critical accounting policies and its system of internal controls over financial reporting; and overseeing the risk assessments related to the Company conducted by the Company’s management. The Audit Committee is also responsible for reviewing all related party transactions and has the authority to approve all such transactions. The Audit Committee met a total of eight times during 2016.

The Compensation Committee is primarily responsible for reviewing the compensation arrangements for the Company’s executive officers, administering the Company’s equity compensation plans, and reviewing the Board’s compensation. For a further description of the Compensation Committee’s processes and procedures, including the roles of the Company’s management and independent compensation consultants in the Compensation Committee’s decision-making process, see the “Compensation Discussion and Analysis” section below. The Compensation Committee met a total of four times during 2016.

The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure, and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness, and is primarily responsible for the oversight of corporate governance at the Company, including implementation of the Company’s Corporate Governance Guidelines. In March 2017, the Nominating Committee recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board. The Nominating Committee met a total of seven times during 2016.

Each of the Audit Committee, the Compensation Committee, and the Nominating Committee operates under written charters adopted by the Board. These charters are available at the “Corporate Governance” section at investor.allscripts.com.

During 2016, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by each committee of the Board on which such person served (during the period that such person served).

There are no family relationships among the Company’s executive officers and directors.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee considers properly submitted stockholder nominations for candidates for membership on the Board in accordance with the Company’s bylaws. Stockholder nominations for candidates for membership on the Board must comply with the requirements set forth in the Company’s bylaws, and must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person will be eligible for election as a director unless nominated in accordance with the procedures set forth in the Company’s bylaws. Nominations for the Company’s 2018 Annual Meeting of Stockholders must be delivered to the Company’s Corporate Secretary by mail at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, not earlier than the close of business on December 23, 2017, and not later than the close of business on January 22, 2018.

Director Qualifications

In discharging its responsibilities to nominate candidates to the Board, the Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating Committee endeavors to identify and evaluate candidates based on their specific healthcare and related industry experience, business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, diversity, ability to understand the Company’s business, willingness to devote the necessary time to Board duties, and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the Nominating Committee may consider such factors as differences in viewpoint, professional experience, education, skills, and other individual qualifications that contribute to board heterogeneity, including characteristics such as gender, race, and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating Committee through management, current Company directors, Company stockholders, or other persons. These candidates are evaluated and discussed by members of the Nominating Committee from time to time. Candidates may be considered at any point during the year.

The Nominating Committee considers stockholder recommendations for candidates to the Board in the same manner as candidates identified by the Nominating Committee. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a Company stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also may review materials provided by professional search firms or other parties in connection with a nominee.

Board Oversight of Risk Management

The Board believes that evaluating how the Company’s senior management team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management.

In accordance with this responsibility, the Audit Committee monitors the Company’s major financial, operational, privacy, security, business continuity, legal and regulatory, and reputational exposures, and reviews the steps management has taken to monitor and control these exposures. The Audit Committee’s oversight includes, among other things, the review of regular reports from the Company’s Senior Vice President, Chief Compliance Officer; the Company’s Vice President, Corporate Audit; and other members of the Company’s management as to the identification and status of risks to the Company, including financial risks and litigation claims and risks. As with other matters, the Audit Committee regularly discusses these topics with the Board.

Additionally, when determined by the Board or by the Company’s management to be advisable, the Board or selected committees of the Board may undertake a formal enterprise risk assessment, at which risks facing the Company and associated responses are evaluated in detail. The Board also receives regular financial and business updates from the Company’s senior management, which updates involve detailed reports on financial and business risks facing the Company when applicable.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Nominating Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Chairman of each of these committees may periodically apprise the Board of significant risks and the Company’s management’s response to these risks.

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. The Company’s executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking, and the majority of compensation provided to the Company’s executive officers is in the form of long-term equity awards that help align executive pay with the long-term interests of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s financial or stock price performance, and because awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to long-term stockholder value creation.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s annual cash and long-term equity awards provide an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results.

While the Board and its committees oversee risk management strategy, the Company’s management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Audit Committee Financial Experts

The Board has determined that each of Mr. Garrison and Mr. Spruill qualifies as an “audit committee financial expert” as defined under applicable SEC rules. The Board has also determined that each member of the Audit Committee meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its employees, including the Company’s principal executive officer, principal financial officer, and senior accounting officers, as well as to the Board. The Code of Conduct is available at the “Corporate Governance” section at investor.allscripts.com. The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Form 8-K with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than ten percent stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and officers were timely met during 2016, except that the Form 4 filed by Mr. Poulton on December 12, 2016, related to the vesting of performance stock units on November 15, 2016, was not timely filed due to an administrative error by the Company.

Certain Relationships and Related Transactions

The Company, or one or more of its subsidiaries, may occasionally enter into transactions with certain “related persons.” Related persons include the Company’s executive officers, directors, beneficial owners of more than 5% of the Company’s common stock, immediate family members of any of these persons, and entities in which one or more of these persons has a direct or indirect material interest. The Company refers to transactions with these related persons as “related party transactions.”

In accordance with the Company’s written policy, the Audit Committee (or, in certain circumstances, disinterested members of the Board) is responsible for the review and approval of each related party transaction exceeding $120,000 in which a related person has a direct or indirect material interest. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction, including, without limitation:

•	The size of the transaction and the amount of consideration payable to a related person;
•	The nature of the interest of the applicable related person;
•	Whether the transaction may involve a conflict of interest;
•	Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties; and
•

Whether the proposed transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

In August 2016, the Audit Committee was asked to review a commercial transaction with Fligoo, a provider of specialized software development services (“Fligoo”), when it was determined that Fligoo would potentially provide services to the Company valued at approximately $2 million through December 31, 2016, and that Mr. Klayko could be deemed to have a material financial interest in the transaction due to his ownership of approximately 14% of the equity interests in Fligoo. The Audit Committee approved the related party transaction after determining that (a) Mr. Klayko was not involved in the Company’s decision to retain the services of Fligoo, (b) the contract with Fligoo was fairly negotiated in accordance with the Company’s normal contracting processes, and (c) the fees charged and the other terms and conditions of the transaction were customary and reasonable.

The services provided by Fligoo were completed in 2016.

Other than the transaction with Fligoo, since January 1, 2016, neither the Board nor the Audit Committee has been made aware of or asked to review and approve any “related party transactions.”

Compensation Committee Interlocks and Insider Participation

Ms. Pramoda and Messrs. Klayko, Judge and Thurman were the members of the Compensation Committee during 2016. None of the members of the Compensation Committee is or has been an executive officer of the Company. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2016.

Attendance of Directors at 2017 Annual Meeting of Stockholders

The Company expects all of its directors and director nominees to attend its annual meetings of stockholders absent an unavoidable and irreconcilable conflict. All of the Company’s then-current directors and director nominees attended the Company’s 2016 Annual Meeting of Stockholders.

Communications with the Board

Any correspondence intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Corporate Secretary at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, with a request to forward the communication to the intended recipient(s). In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the Board or specified Board member(s) will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials.

Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls, or auditing matters can be found in the Company’s Code of Conduct, which is available at the “Corporate Governance” section at investor.allscripts.com.

Compensation of Directors

The Compensation Committee is responsible for reviewing and approving the compensation program for the Company’s non-employee directors. The Compensation Committee utilizes a combination of cash and equity as a way to attract and retain qualified directors.

Cash Compensation

For 2016, the annual retainer paid to the Company’s non-employee directors was $60,000, payable in equal quarterly installments. Non-employee directors also received a retainer of $2,000 for attendance at Board meetings in excess of ten per year, and $1,500 for attendance at each committee meeting. The Chairman of the Board may waive the additional $2,000 fee for the entire Board, and may waive the $1,500 fee for any applicable committee meeting for the attendees thereof. The Chairman of each committee may also waive the $1,500 fee for any committee meeting he chairs. Each non-employee director of the Company is also reimbursed for expenses incurred when attending Board and committee meetings and other Board-related activities.

The Chairman of the Board receives an additional annual retainer in the amount of $100,000, payable in equal quarterly installments. Each Chairman of the Audit Committee, Compensation Committee, and Nominating Committee receives an additional annual retainer of $25,000, $25,000, and $15,000, respectively, for his service as chairman of the respective committees, payable in equal quarterly installments. Each member of the Audit Committee, Compensation Committee, and Nominating Committee also receives an additional annual retainer of $2,500 per committee served. In addition, each of Messrs. Garrison, Klayko, Stevens and Thurman receive an additional annual retainer of $5,000 for serving on the Transaction Advisory Committee of the Board. All of the foregoing payments are pro-rated for the dates of applicable service.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payment in the form of deferred stock units (“DSUs”). DSUs represent the right to receive shares of the Company’s common stock at the time the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of the Company’s common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested.

Equity Compensation

Under the Company’s 2011 Stock Incentive Plan, the Company’s non-employee directors are eligible to receive equity awards in the form of stock options, restricted stock, or restricted stock units (“RSUs”) at the discretion of the Board or the Compensation Committee. For 2016, the value of each annual equity award was $200,000, delivered in the form of RSUs, which vest on a monthly basis or, if earlier, upon a change of control of the Company. The distribution of shares of common stock underlying the RSUs is deferred until the earlier to occur of the fourth anniversary of the grant date, the director’s termination of service with the Board, or a change of control of the Company. Annual director equity awards are granted immediately following the Company’s annual meeting of stockholders to coincide with the commencement of director terms.

Director Compensation – 2016

The following table shows information regarding the compensation earned during 2016 by the Company’s non-employee directors who served on the Board during the year. The compensation paid to Mr. Black is shown in the table entitled “Summary Compensation Table – 2016, 2015 and 2014” and the related explanatory tables in the “Executive Compensation” section below. Mr. Black does not receive any compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Stuart L. Bascomb (3)	41,348	0	41,348
Dennis H. Chookaszian (3)	26,397	0	26,397
P. Gregory Garrison	92,632	200,005	292,637
Jonathan J. Judge (4)	43,786	200,005	243,791
Michael A. Klayko	180,500	200,005	380,505
Anita Pramoda (3)	34,893	0	34,893
Yancey L. Spruill (4)	45,275	200,005	245,280
Dave B. Stevens (4)	45,275	200,005	245,280
David D. Stevens	101,500	200,005	301,505
Ralph H. "Randy" Thurman	98,500	200,005	298,505

(1)

This column reports the amount of cash compensation earned by each director during 2016 for his or her Board and committee service. As described above, non-employee directors may elect to convert all or a portion of their cash compensation into fully-vested DSUs. None of the non-employee directors elected to do so in 2016.

(2)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of RSU awards granted to non-employee directors during 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of RSUs is measured based on the closing fair market value of the Company’s common stock on the date of grant. The aggregate number of equity awards outstanding, including DSUs issued in lieu of cash compensation, as of December 31, 2016 for each of the Company’s non-employee directors are as follows:

Name	Number of Shares Subject to Outstanding RSUs/DSUs as of 12/31/16
Stuart Bascomb (3)	0
Dennis H. Chookaszian (3)	0
P. Gregory Garrison	29,214
Jonathan J. Judge (4)	15,129
Michael A. Klayko	57,101
Anita Pramoda (3)	0
Yancey L. Spruill (4)	15,129
Dave B. Stevens (4)	15,129
David D. Stevens	57,101
Ralph H. "Randy" Thurman	57,101
(3)

Mr. Bascomb, Mr. Chookaszian and Ms. Pramoda ceased serving as members of the Board as of the expiration of their last term as a director at the 2016 Annual Meeting of Stockholders held on May 24, 2016.

(4)	Mr. Judge, Mr. Spruill and Mr. Stevens were elected as members of the Board on May 24, 2016.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show certain information as of March 27, 2017 (the “Table Date”), unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by: (i) each person the Company believes beneficially holds more than five percent of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled “Summary Compensation Table – 2016, 2015 and 2014” under the section entitled “Compensation Discussion and Analysis” below; and (iv) all directors and executive officers as a group.

Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

>5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Wellington Management Group LLP (1)	25,913,923	14.28%
Iridian Asset Management LLC (2)	17,373,774	9.57%
BlackRock, Inc. (3)	14,428,454	7.95%
The Vanguard Group (4)	14,123,121	7.78%
Vanguard Specialized Funds - Vanguard Health Care Fund (5)	11,198,893	6.17%

Named Executive Officers, Directors and Director Nominees	Shares of Common Stock Beneficially Owned	Options, Exercisable, Stock Awards Vesting, and DSUs Convertible Within 60 Days (6)	Total	Percent of Common Stock Outstanding
Paul M. Black (7)	772,601	-	772,601	*
Richard J. Poulton	176,575	-	176,575	*
Melinda D. Whittington	18,357	-	18,357	*
Brian P. Farley	74,459	6,774	81,233	*
James R. Hewitt	89,698	-	89,698	*
Dennis M. Ollis	148,239	-	148,239	*
Mara G. Aspinall	-	-	-	*
P. Gregory Garrison	26,692	2,522	29,214	*
Jonathan J. Judge	12,607	2,522	15,129	*
Michael A. Klayko (8)	78,079	2,522	80,601	*
Yancey L. Spruill	12,607	2,522	15,129	*
Dave B. Stevens	12,607	2,522	15,129	*
David D. Stevens	121,323	2,522	123,845	*
Ralph H. "Randy" Thurman	85,727	2,522	88,249	*
All directors, director nominees and current executive officers as a group (14 persons)	1,629,571	24,428	1,653,999	*

*	Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of the Table Date.

(1)

This information is derived from a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, the “Wellington Reporting Persons”) on February 9, 2017. According to the Schedule 13G/A, each Wellington Reporting Person, with the exception of Wellington Management Company LLP, had sole power to vote or direct the vote of zero shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of 9,128,214 shares, and shared power to dispose of or direct the disposition of 25,913,923 shares. Wellington Management Company LLP had sole power to vote or direct the vote of zero shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of 9,019,152 shares, and shared power to dispose of or direct the disposition of 25,509,544 shares. According to the Schedule 13G/A, each Wellington Reporting Person lists its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(2)

This information is derived from a Schedule 13G/A filed by Iridian Asset Management LLC, David L. Cohen and Harold J. Levy (collectively, the “Iridian Reporting Persons”), on February 2, 2017. According to the Schedule 13G/A, each Iridian Reporting Person had sole power to vote or direct the vote of zero shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of 17,373,774 shares, and shared power to dispose of or direct the disposition of 17,373,774 shares. According to the Schedule 13G/A, each Iridian Reporting Person lists its address as 276 Post Road West, Westport, CT 06880-4704.

(3)

This information is derived from a Schedule 13G/A filed by BlackRock, Inc. on January 19, 2017. According to the Schedule 13G/A, BlackRock, Inc. had sole power to vote or direct the vote of 13,376,392 shares, sole power to dispose of or direct the disposition of 14,428,454, shares, shared power to vote or direct the vote of zero shares, and shared power to dispose of or direct the disposition of zero shares. According to the Schedule 13G/A, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(4)

This information is derived from a Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 9, 2017. According to the Schedule 13G/A, Vanguard Group had sole power to vote or direct the vote of 111,203 shares, sole power to dispose of or direct the disposition of 14,000,413 shares, shared power to vote or direct the vote of 21,094 shares, and shared power to dispose of or direct the disposition of 122,708 shares. According to the Schedule 13G/A, Vanguard Group lists its address as 100 Vanguard Blvd, Malvern, PA 19355.

(5)

This information is derived from a Schedule 13G/A filed by Vanguard Specialized Funds - Vanguard Health Care Fund (“Vanguard”) on February 13, 2017. According to the Schedule 13G/A, Vanguard had sole power to vote or direct the vote of 11,198,893 shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of zero shares, and shared power to dispose of or direct the disposition of zero shares. According to the Schedule 13G/A, Vanguard lists its address as 100 Vanguard Blvd, Malvern, PA 19355.

(6)

Represents shares of the Company’s common stock underlying stock awards held that were vesting, options held that were exercisable and DSUs held that were convertible at the Table Date or within sixty days thereafter. Does not include RSUs that vest more than 60 days after the Table Date. RSUs are awards granted by the Company and payable, subject to vesting requirements, in shares of the Company’s common stock.

(7)	Voting and dispositive power over 59,794 shares of common stock presented for Mr. Black are shared with Mr. Black’s wife.
(8)	The shares of common stock presented for Mr. Klayko are held in a family trust in which he shares voting and dispositive power.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information, as of December 31, 2016, concerning shares of the Company’s common stock authorized for issuance under the Company’s equity compensation plans.

Name	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)(c)
Equity compensation plans approved by stockholders	8,149,027	13.95	(1)	4,226,273	(2)
Equity compensation plans not approved by stockholders	-	-		-
Total (3)	8,149,027	13.95		4,226,273
(1)

The weighted average exercise price excludes a total of 5,147,771 RSUs and 1,099,048 performance stock units (“PSUs”) (at target) and awards granted under equity compensation plans approved by stockholders with no exercise price but with a weighted average grant date fair market value of approximately $13.54 as of December 31, 2016.

(2)

Includes 1,227,580 shares available for issuance under the Amended and Restated Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan. Also includes 2,998,693 shares available for issuance pursuant to the 2011 Stock Incentive Plan, which includes 2,500,000 additional shares approved by the Company’s stockholders at the Company’s 2013 Annual Meeting of Stockholders.

(3)

Excludes 45,615 shares subject to options outstanding pursuant to the Eclipsys Corporation 2005 Inducement Grant Stock Incentive Plan and the 2008 Omnibus Incentive Plan, which the Company assumed in connection with its 2010 merger with Eclipsys Corporation. The options have a weighted-average exercise price of $17.46 as of December 31, 2016.

EXECUTIVE OFFICERS

Name	Age	Position
Paul Black	58	Chief Executive Officer
Brian Farley	47	Senior Vice President, General Counsel and Corporate Secretary
James Hewitt	50	Executive Vice President, Solutions Development
Lisa Khorey	50	Executive Vice President, Chief Client Delivery Officer
Dennis Olis	54	Senior Vice President, Strategic Initiatives
Richard Poulton	51	President
Melinda Whittington	49	Chief Financial Officer

Paul Black has served as our Chief Executive Officer since December 2012 and is also a member of our Board. Mr. Black also served as our President from December 2012 to September 2015. Prior to joining, Mr. Black served as Operating Executive of Genstar Capital, LLC, a private equity firm, and Senior Advisor at New Mountain Finance Corporation, an investment management company. From 1994 to 2007, Mr. Black served in various executive positions (including Chief Operating Officer from 2005 to 2007) at Cerner Corporation, a healthcare IT company. Mr. Black has also served as a director of Truman Medical Centers since 2001.

Brian Farley has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2013. From 2005 to 2013, Mr. Farley served in various positions at Motorola Mobility LLC, a provider of mobile communication devices and video and data delivery solutions. His most recent role at Motorola Mobility LLC was Corporate Vice President and General Counsel of Motorola’s Home business.

James Hewitt has served as our Executive Vice President, Solutions Development since October 2015. Mr. Hewitt served as our Senior Vice President, Solutions Development from March 2013 to September 2015. From 2006 to 2013, Mr. Hewitt served as Chief Information Officer of Springfield Clinic, a multi-specialty health clinic. From 2009 to 2013, Mr. Hewitt also served as Chief Executive Officer of Jardogs, the developer of FollowMyHealth, a highly-rated, cloud-based patient engagement solutions provider, which we acquired in 2013.

Lisa Khorey has served as our Executive Vice President, Chief Client Delivery Officer since November 2016. Prior to joining, Ms. Khorey was an Executive Director specializing in analytics in the Healthcare Advisory Services Practice of Ernst & Young LLP, a multinational professional services firm, from August 2014 to November 2016. Ms. Khorey also spent 20 years in a variety of technology leadership roles at UPMC, one of the largest integrated delivery and financing organizations in the U.S.

Dennis Olis has served as our Senior Vice President, Strategic Initiatives since November 2016. From November 2012 to November 2016, Mr. Olis served as Senior Vice President, Operations. Prior to joining, Mr. Olis was employed by Motorola, Inc. and Motorola Mobility LLC, a provider of mobile communication devices and video and data delivery solutions, for over 28 years. His most recent role at Motorola was Corporate Vice President, Mobile Device Operations. From 2007 until 2009, he was Corporate Vice President of Finance, Research & Development, Portfolio Management, and Planning at Motorola.

Richard Poulton has served as our President since October 2015. From October 2012 to March 2016, Mr. Poulton served as our Chief Financial Officer. From October 2012 to September 2015, Mr. Poulton also served as our Executive Vice President. From 2006 to 2012, Mr. Poulton served in various positions at AAR Corp., a provider of products and services to commercial aviation and the government and defense industries. His most recent role at AAR Corp. was Chief Financial Officer and Treasurer. Mr. Poulton also spent more than ten years at UAL Corporation in a variety of financial and business development roles, including Senior Vice President of Business Development as well as President and Chief Financial Officer of its client-focused Loyalty Services subsidiary.

Melinda Whittington has served as Chief Financial Officer since March 2016. Ms. Whittington served as Senior Vice President of The Kraft Heinz Company, a food and beverage company, from July 2015 to October 2015; Senior Vice President, Corporate Controller and principal accounting officer of Kraft Foods Group, Inc., a food and beverage company, from February 2015 to June 2015; and Vice President, Corporate Controller and principal accounting officer of Kraft Foods Group, Inc. from January 2014 to January 2015. Prior to joining Kraft, Ms. Whittington served as Finance Director, Global Home Products, of The Procter & Gamble Company, a consumer packaged goods company, from July 2013 to January 2014.  Ms. Whittington joined Procter & Gamble in 1993 and served in a variety of finance leadership roles, including Finance Director, North America Home Care and Global Surface Care Brand Franchise, from 2010 to 2013.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s executive compensation philosophy and program, the decisions the Compensation Committee made with respect to the Company’s executive compensation program for 2016, and the factors that the Compensation Committee considered in making those decisions. The Compensation Committee has the principal responsibility for establishing, implementing and monitoring the Company’s executive compensation program in accordance with the Company’s executive compensation philosophy and what the Compensation Committee believes to be best practices with respect to executive compensation. This Compensation Discussion and Analysis focuses on the compensation of the Company’s named executive officers (our “NEOs”) for 2016, who were:

•	Paul M. Black, Chief Executive Officer (“CEO”);
•	Richard J. Poulton, President;
•	Melinda D. Whittington, Chief Financial Officer
•	Brian P. Farley, Senior Vice President, General Counsel and Corporate Secretary;
•	James R. Hewitt, Executive Vice President, Solutions Development; and
•	Dennis M. Olis, Senior Vice President, Strategic Initiatives;

Mr. Poulton also served as Chief Financial Officer until March 1, 2016 when Melinda D. Whittington assumed the role as Chief Financial Officer and Mr. Poulton ceased serving in that position.

Executive Summary

In 2016 the Company delivered strong financial and operational performance by continuing to execute on a multi-year plan designed to position the Company for sustainable future growth. Financially, during 2016 the Company was able to achieve record annual new business bookings and grow revenue, adjusted EBITDA and non-GAAP earnings per share, in each case from that achieved in 2015. Operationally, the Company demonstrated increased client satisfaction across all product lines, grew key strategic service offerings such as private cloud hosting and revenue cycle management services; and introduced a precision medicine solution that we believe will position the Company to lead innovation in a rapidly developing, high growth area of healthcare. The Company also added a new post-acute platform through its acquisition of Netsmart Technologies, Inc. with GI Partners.

Despite these financial and operational successes, the Company’s stock price performance for 2016 was disappointing. The Company also delivered non-GAAP earnings per share (“EPS”) growth at the lower end of the EPS range disclosed as part of the Company’s 2016 financial guidance. Many elements of the Company’s executive compensation program are designed to align compensation outcomes with either the Company’s stock price or key financial measures used by stockholders to evaluate the Company. For example, annual cash incentive bonuses for 2016 were tied to a rigorous non-GAAP EPS range that required at least 10% EPS growth during 2016 for the payment of any bonuses. Because of this strong link between pay and performance, annual cash incentive bonuses for 2016 were paid at 25% and the PSUs granted to the NEOs in 2015 and 2016 had an expected payout of 0% as of the end of 2016.

The chart below compares the average for the three previous years of the target total compensation opportunity provided to Mr. Black, including base salary, annual bonus and equity awards, to the value for each element of compensation that was realized or realizable by Mr. Black as of the end of 2016. For the three-year period from 2014 to 2016, during which the Company achieved significant financial and operational success and growth, roughly 42% of Mr. Black’s target compensation has either been realized or is realizable. For the chart below, Mr. Black’s annual bonus amount in the column on the right reflects the average of the actual annual bonus that he received, as disclosed in the Summary Compensation Table – 2016, 2015 and 2014. Mr. Black’s 2014 realized equity includes PSUs and RSUs earned and vested in 2014, 2015 and 2016 under awards made in 2014.  For 2015 and 2016, his realizable equity includes time-based RSUs only, as the relative total shareholder return (“TSR”) and cumulative TSR growth PSU awards made in each year had an expected payout of 0% as of the end of 2016. All equity awards are valued using $10.21 per share, the closing price of the Company’s common stock on December 30, 2016.

CEO Three-Year Average Target Versus Realized or Realizable Compensation

The Compensation Committee considered financial and operational results, as well as the Company’s stock price performance, when making compensation decisions for 2016. In designing and overseeing the various elements of the 2016 executive compensation program, the Compensation Committee focused on aligning executive compensation with financial performance metrics that the Compensation Committee believes are indicative of the Company’s ability to build and sustain growth.

The charts below illustrate the 2016 target total direct compensation opportunities (i.e., base salary and target short- and long-term incentive opportunities) for the CEO, as well as the average of such opportunities for the Company’s other NEOs. As shown below, 87% of the CEO’s 2016 target total direct compensation, and 82% of the average of the other NEOs’ target total direct compensation is at-risk compensation that is dependent on either the Company’s financial performance or stock price. Total direct compensation includes annual cash incentive bonus opportunities and PSUs, each of which are dependent on the Company’s financial or stock price performance; and service-based RSUs, the value of which is dependent on the Company’s stock price.

(1)	Values illustrated reflect the percentage of each compensation element at target.
(2)	“At-Risk Compensation” is compensation where the value is either based upon the Company’s financial performance or stock price.
(3)	“Performance-Based Compensation” is compensation that is dependent on achievement against pre-established quantitative performance goals.

The at-risk elements of the Company’s 2016 executive compensation program are annual incentive cash bonuses and long-term incentive equity awards. With respect to annual incentive cash bonuses, the Compensation Committee approved the Company’s annual incentive cash bonus plan (the “2016 Bonus Plan”), with potential payouts that are fully contingent on the Company’s non-GAAP EPS performance. A threshold level of non-GAAP EPS performance must be attained before payment of any bonuses under the 2016 Bonus Plan.

With respect to equity awards, in 2016 the Compensation Committee approved annual equity grants to the NEOs in the form of:

•	50% service-based RSUs, which vest, subject to continuous service, 1/3 per year over three years; and
•	50% PSUs, the number of which may be earned based on the Company’s TSR relative to a pre-established peer group, measured over a single three-year performance period.

As in recent years, the Compensation Committee chose to structure each element of at-risk compensation awarded in 2016 such that the at-risk compensation actually realized by each NEO will be significantly impacted by the financial or stock price performance of the Company.

Executive Compensation Philosophy

The Compensation Committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation objectives and is aligned with the long-term interests of the Company’s stockholders. In connection with this ongoing review, the Compensation Committee has continued to revise the Company’s executive compensation program to implement and maintain best practices with respect to executive compensation.

The Company’s primary objective for its executive compensation program is to attract, retain, and motivate outstanding leaders who will drive the Company’s long-term success. The Compensation Committee seeks to establish and implement a compensation program for the Company’s NEOs that emphasizes pay-for-performance, and is designed to meet the following objectives:

•	Reward outstanding performance for an individual’s performance against corporate goals;
•	Provide long-term incentive compensation through equity awards, a significant portion of which are performance-based;
•	Provide executive compensation levels and structures that are both competitive in the executive market and internally equitable; and
•	Align the Company’s executive compensation with the Company’s financial performance in order to incentivize the creation of sustainable value for the Company’s stockholders.

The Company maintains the following balance of compensation practices that it believes enhances its pay-for-performance philosophy, and further aligns the Company’s executives’ interests with the long-term interests of the Company’s stockholders:

The Company HAS This Practice

✓           Pay aligned with the Company’s financial performance and stockholder return

✓           Significant at-risk compensation for NEOs

✓           50% of NEO annual equity awards are performance contingent and tied to relative stock price goals

✓           Double-trigger change of control severance benefits

✓           Stock ownership requirements for officers (CEO 6x base salary and other NEOs 2x base salary) and non-employee directors (5x cash retainer)

✓           Limited perquisites

✓           Anti-hedging policy

✓           Clawback policy

The Company Does NOT Have This Practice

X           Repricing of options without stockholder approval

X           Tax gross-ups for NEOs

X           Excise tax gross-ups for change of control benefits

X           Single-trigger change of control severance benefits

X           Dividend payments on unearned equity awards

X           Excessive perquisites

X           Supplemental executive retirement benefits

X           Guaranteed annual bonuses or annual equity rights

The principal components of the Company’s 2016 executive compensation program were base salary, annual incentive cash bonuses, and long-term incentive equity awards. The Company also provides a 401(k) retirement savings plan with certain matching contributions, group health and welfare plans, and group term life insurance. In addition, the Company provides the NEOs with severance benefits upon a termination of employment under certain circumstances, including following a change of control of the Company, as more fully described elsewhere in this “Compensation Discussion and Analysis” section. The Company does not maintain defined benefit pension plans for its NEOs because the Compensation Committee believes that the existing compensation arrangements enable the Company’s NEOs to adequately plan for their retirement and that wealth creation should primarily be a function of performance for the Company’s stockholders.

Consideration of Stockholder Say-on-Pay Vote

The Compensation Committee considers the outcome of the Company’s annual say-on-pay vote when making decisions regarding the Company’s executive compensation program. At the Company’s 2016 Annual Meeting of Stockholders, approximately 98% of the votes cast on the Company’s 2016 say-on-pay vote were cast in favor of approving the compensation of its NEOs. The Compensation Committee viewed the outcome of the say-on-pay vote as indicative that a significant majority of the Company’s stockholders view the Company’s approach to executive compensation favorably. Accordingly, the Compensation Committee did not make any changes to the Company’s executive compensation program in response to the 2016 say-on-pay vote. The Company’s management continues to engage in dialogue with many of the Company’s largest stockholders, and the Compensation Committee will continue to consider material stockholder feedback and the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s NEOs.

Compensation Procedures

Compensation Committee

During 2016, Ralph H. “Randy” Thurman (Chairman), Michael A. Klayko, Anita V. Pramoda, and Jonathan J. Judge served on the Compensation Committee. Mr. Thurman joined the Compensation Committee in June 2012, Mr. Klayko joined in May 2013 and Ms. Pramoda joined in May 2014.  Ms. Pramoda did not stand for re-election at the annual meeting of stockholders in May 2016.  At that annual meeting, Mr. Judge was elected to the Board and the Board elected Mr. Judge to the Compensation Committee.

Role of Management

The primary objective of the Company’s executive compensation program is to align the program with the Company’s financial performance and the long-term interests of the Company’s stockholders. The Compensation Committee believes that this alignment is best achieved through consultations with members of the Company’s senior management, because management is familiar with the Company’s day-to-day operations and responsible for creating and executing the Company’s business plan. As such, the Company’s management provides the Compensation Committee with valuable insights into the Company’s day-to-day operations and future expectations, which the Company believes are supported by the rewards and incentives in the compensation program. In 2016, the Compensation Committee consulted with Messrs. Black, Poulton, and Farley in formulating compensation plans. Members of that group attended Compensation Committee meetings during which NEO and employee compensation decisions were made, but each was not present during the Compensation Committee’s discussions regarding his own compensation. The Compensation Committee also regularly meets in executive session without any members of management present.

Role of Compensation Consultant

The Compensation Committee retained Compensia to serve as its independent compensation consultant with respect to decisions regarding 2016 compensation. Compensia reported directly to the Compensation Committee and participated in Compensation Committee meetings. Compensia did not perform any other services for the Company in 2016. After considering Compensia’s relationship with the Company, the services provided by Compensia, and information provided to the Committee by Compensia, the Compensation Committee determined that Compensia met the independence requirements to serve as its independent compensation consultant and that Compensia’s work did not raise any conflict of interest.

Specifically, Compensia:

•	Advised on the design of the Company’s executive compensation program, in order to assist the Compensation Committee in evaluating the linkage between pay and performance;
•	Provided and reviewed market compensation and performance data to assist the Compensation Committee in setting 2016 executive compensation relative to competitive market data;
•

Advised the Compensation Committee regarding the elements of the Company’s 2016 executive compensation program, equity grants, and equity compensation-related dilution levels relative to the Company’s peers; and

•

Advised the Compensation Committee regarding the Company’s compensation risk assessment, which assessment concluded that the compensation programs of the Company in 2016 did not create incentives that were reasonably likely to materially harm the Company.

Market Analysis

The Compensation Committee considers relevant market pay practices and relative performance when setting executive compensation and incentive goals. Market practices, or benchmarks, are based on peer group disclosure. When making compensation decisions, the Compensation Committee considers the market data in conjunction with other factors, such as an officer’s individual tenure and performance, unique qualifications, role within the Company, and whether the officer was a new hire from outside of the Company. Working with Compensia, the Compensation Committee established a peer group in 2015 to be used in designing the Company’s 2016 executive compensation program. The peer group used for context in the Company’s 2016 compensation decisions included companies with the following characteristics:

•	Software and business services companies generally in the technology sector, with a focus on direct healthcare technology competitors to the extent available;
•

Revenues ranging generally between 0.5x and 2.4x of the Company’s trailing four quarter revenue, with median revenues of approximately $1.3 billion (the Company’s trailing four quarter revenue, when the peer group was determined, was approximately $1.4 billion); and

•

A market capitalization range generally between 0.25x and 4.0x of the Company’s market capitalization, with median market capitalization of $3.7 billion (for reference, the Company’s market capitalization, as of March 31, 2017, was approximately $2.3 billion). Although Cerner Corporation has a market capitalization outside of this range, it was included because Cerner is viewed as a healthcare technology competitor that competes directly with the Company for customers and executive talent.

The peer group used to evaluate 2016 compensation decisions consisted of the 20 U.S.-based publicly-traded healthcare technology companies and general software companies listed below (the “2016 peer group”). This peer group was modified from the Company’s 2015 peer group by (i) removing Compuware Corporation, Informatica Corporation, MICROS Systems, Inc., and Sapient Corporation, which were acquired, and Quality Systems, Inc. and Equifax, Inc., which fell outside the applicable revenue and/or market capitalization ranges for consideration and (ii) adding Medidata Solutions, Veeva Systems, Inc., Fair Isaac Corporation, Nuance Communications, Teradata Corporation, and Verint Systems Inc. because the Compensation Committee, with Compensia’s input, identified those companies as the proposed additions that the Compensation Committee believed most represented companies that are comparable to the Company in financial characteristics, including revenue and market capitalization and industry alignment, and have executive positions of similar scope and complexity to the Company.

Healthcare Technology Companies	Software Companies
athenahealth, Inc.	Autodesk, Inc.
Cerner Corporation	Cadence Design Systems, Inc.
Haemonetics Corporation	DST Systems, Inc.
Hill-Rom Holdings Inc.	Fair Isaac
HMS Holdings Corp.	Gartner Inc.
MedAssets, Inc.	Mentor Graphics, Inc.
Medidata Solutions, Inc.	Nuance Communications
Veeva Systems, Inc.	Parametric Technology Corporation
Solera Holdings, Inc.
Synopsys, Inc.
Teradata
Verint Systems

Elements of Compensation

The Compensation Committee believes that the Company’s compensation programs for its NEOs are competitive and appropriately designed to attract and retain key employees, reward performance, and promote long-term stockholder value. This section describes the elements of the Company’s compensation program for NEOs, together with a discussion of various compensation decisions.

Base Salary

Base salaries are paid to the NEOs to compensate them for the performance of their respective job duties and responsibilities. The Compensation Committee reviews base salaries of the NEOs on an annual basis. In setting annual base salaries, the Compensation Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, changes in the scope of an NEO’s job responsibilities, and other relevant factors. When considering market and competitive salary information, the Compensation Committee has historically reviewed peer compensation data, although there is no target compensation level. The Compensation Committee also reviews each NEO’s role and performance, as well as the performance of the business units and departments for which he or she is responsible, to the extent applicable. For Mr. Black, the Compensation Committee evaluates his performance and recommends any salary adjustment for approval by the Board. For each of the other NEOs, the Compensation Committee receives a performance evaluation from the CEO and a recommendation for any salary adjustment.

Only Mr. Farley received a base salary increase for 2016. His base salary was increased by 8% based on a review of market data and taking into account his increased individual responsibilities at the Company and his performance during 2015. Ms. Whittington’s initial base salary was determined based on a review of market data and the Company’s historical pay practices. Mr. Black has not received an increase in his base salary since the date of his hire in late 2012, which was the level that was deemed necessary at the time to obtain his services. The following table sets forth the base salary rate in effect as of December 31, 2016 for each NEO:

Name	Salary Rate as of December 31, 2016 ($)	% Increase From 2015 Base Salary
Paul M. Black	1,000,000	0%
Richard J. Poulton	600,000	0%
Melinda D. Whittington	450,000	n/a
Brian P. Farley	433,836	8%
James R. Hewitt	450,000	0%
Dennis M. Olis	427,450	0%

Annual Incentive Cash Bonuses

The Compensation Committee’s approach to establishing annual incentive cash bonuses for 2016 was to link bonus amounts to a financial goal that the Compensation Committee viewed as rigorous and reflective of a key measure stockholders consider when evaluating the performance of the Company. As with 2015, the Compensation Committee chose non-GAAP EPS as the financial performance measure for the 2016 Bonus Plan. The non-GAAP EPS targets established by the Committee were viewed as an appropriate measure for performance, particularly as they aligned with the financial guidance disclosed by the Company and incentivized the NEOs to drive non-GAAP EPS growth in 2016. Non-GAAP EPS is defined as non-GAAP net income divided by weighted shares outstanding, diluted in the applicable period. Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back deferred revenue and other adjustments, acquisition-related amortization, stock-based compensation expense, nonrecurring expenses and transaction-related costs, non-cash charges, and non-cash asset impairment charges, and equity in earnings of unconsolidated investments, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Each NEO’s bonus target, as a percentage of base salary, did not change for 2016. Mr. Black’s target cash bonus for 2016 was 150% of his base salary, Mr. Poulton’s target cash bonus was 100% of his base salary, and Ms. Whittington, Mr. Farley, Mr. Hewitt and Mr. Olis each had a target cash bonus of 75% of their respective base salaries.  Ms. Whittington’s target opportunity was determined based on a review of market data and the Company’s internal pay practices.

For the 2016 Bonus Plan, each NEO’s cash incentive bonus was based on the Company’s non-GAAP EPS performance measured against a rigorous yet potentially achievable performance range. The chart below shows the non-GAAP EPS performance range that the Compensation Committee approved for 2016. The Compensation Committee chose this range because it set the level of achievement required for target performance above the midpoint of the non-GAAP EPS range disclosed in the Company’s 2016 financial guidance, and it required at least 10% EPS growth from the non-GAAP EPS the Company achieved in 2015 for threshold payout.

	Non-GAAP Adjusted EPS($)	% Payout
Maximum	0.64	200%
	0.63	185%
	0.62	155%
	0.61	125%
Target	0.60	100%
	0.59	80%
	0.58	50%
	0.57	40%
	0.56	32%
	0.55	25%
	0.54	15%
Threshold	0.53	10%
	0.52	0%

  The Company achieved non-GAAP EPS of $0.55 for 2016, which funded the overall bonus pool at 25% of target based on the pre-established payout range. As a result, the Compensation Committee approved a 2016 cash incentive bonus for each NEO equal to 25% of the target opportunity. Given the performance of each NEO, the Committee did not exercise its discretion to decrease the actual cash incentive bonus paid payout to any NEO. The Company did not pay any cash bonuses to NEOs for 2016 other than pursuant to the 2016 Bonus Plan, which is consistent with the Company’s strong pay-for-performance philosophy.

The following table shows the annual incentive cash bonuses paid to the NEOs as a result of 2016 performance.

Name	2016 Bonus Plan Target Amount ($)(1)	2016 Actual Incentive Bonus ($)
Paul M. Black	1,500,000	375,000
Richard J. Poulton	600,000	150,000
Melinda D. Whittington	296,016	74,004
Brian P. Farley	319,352	79,838
James R. Hewitt	337,500	84,375
Dennis M. Olis	320,588	80,147

(1)

The target amount reported for each NEO reflects the NEO’s actual earnings in 2016.  Ms. Whittington assumed her role as Chief Financial Officer on March 1, 2016, and therefore her target amount was pro-rated to reflect the fact that she was not employed by the Company for the full year.

Equity Awards

Under the 2011 Stock Incentive Plan, the Compensation Committee may grant incentive and non-qualified stock options, PSUs, RSUs, and other forms of equity compensation. The Compensation Committee believes that the issuance of equity-based long-term incentive awards to the Company’s NEOs is consistent with its stated objective of establishing an executive compensation program that aligns executives’ interests with the long-term interests of the Company’s stockholders. In considering equity grants, the Compensation Committee conducts an annual review of the Company’s overall equity program and factors that review into decisions regarding the NEO equity awards. As part of its annual review, the Compensation Committee considers items such as the Company’s total projected equity budget for the year, the Company’s aggregate equity usage relative to peers, and the available share pool.

In February 2016 the Compensation Committee approved the annual equity awards for the NEOs. The amount and structure of equity awarded to each NEO was determined by considering market data for the Company’s peer group, individual factors such as the performance, responsibilities and qualifications of each NEO, and each NEO’s past equity awards and the unvested retention value attributable to past awards. In February 2016 the Compensation Committee also approved Ms. Whittington’s new hire equity awards. The amount and structure of her new hire awards were determined through a review of the competitive market for chief financial officer positions in the Company’s peer group, feedback from Compensia on the new hire executive equity awards in the broader technology market, and the Company’s internal pay practices.

For 2016, each of the NEOs was provided 50% of his or her annual equity award, or in the case of Ms. Whittington, her new hire equity award, in the form of PSUs that may be earned based on the Company’s TSR relative to a peer group of companies measured over a single three-year performance period.  Using three-year relative TSR as the performance measure is consistent with the PSUs granted to the Company’s NEOs in 2015. The Company’s relative TSR is determined by comparing the change in the Company’s stock price over the three-year performance period beginning on the grant date, taking into account any dividends paid (which are assumed to be reinvested in the stock). The change in value over the performance period is then divided by the Company’s stock price on the grant date to determine a TSR gain/loss percentage. That gain/loss percentage is then compared to the TSR gain/loss percentages of the peer group companies to calculate the Company’s relative TSR percentile. The Compensation Committee believes that using relative TSR as a performance measure provides an objective measure of the Company’s performance relative to other investment alternatives similar to the Company both within the Company’s industry and in the broader market.

The 2016 TSR PSU awards require performance to be at the 60th percentile relative to the peer group for target vesting, and performance to be at the 31st percentile relative to the peer group for any vesting to occur.  The maximum payout of 200% of target requires TSR performance after the three-year performance period to at least be at the 90th percentile relative to the peer group.  In addition, if the Company’s TSR is negative at the end of the three-year performance period, the 2016 TSR PSU awards will be capped at the target payout level even if the Company significantly outperforms the peer group.

The peer group for measuring relative TSR performance under the 2016 TSR PSU awards consists of the following companies:

ACI Worldwide	HMS Holdings	TeleTech
Acxiom	IMS Health	TiVo
Aspen Technology	j2 Global	Tyler Technologies
athenahealth	Leidos Holdings	Ultimate Software
Bankrate	Manhattan Assoc	Unisys
Blackbaud	Man Tech Intl.	Veeva Systems
Blackhawk Network	MAXIMUS	VeriFone Systems
Booz Allen Hamilton	Mentor Graphics	Verint Systems
CACI Intl	MicroStrategy	Virtusa
Cadence Design Sys.	NetScout Systems	WebMD Health
Cardtronics	NeuStar	WEX
Cerner	Nuance Comms.	Zynga
Comm Vault Systems	Omnicell
Convergys	Pandora Media
CoreLogic	Pegasystems
DST Systems	PTC
Endurance Intl. Grp.	Qlik Technologies
EPAM Systems	Quality Systems
Euronet Worldwide	RealPage
EVERTEC	Rovi
Fair Issac	Science Applications
Gartner	Synchronoss Tech
Genpact	Synopsys
Gogo	Syntel
Guidewire Software	Take-Two Interactive
Haemonetics	TeleTech
Hill-Rom Holdings	Teradata

The remaining 50% of the annual equity award made to each NEO for 2016, or in the case of Ms. Whittington, her new hire equity award, was in the form of service-based RSUs that vest 1/3 each year for three years.  For Mr. Black, the Compensation Committee reduced the percentage of his annual equity awards granted in PSUs from 75% to 50%.  The Compensation Committee elected to make this change to his equity award mix following a review of the practices of the companies in the peer group with respect to the equity awarded to their chief executive officers. Based on this evaluation, as well as its belief that, when his 2016  TSR PSU award was factored in, a substantial portion of Mr. Black’s aggregate outstanding long-term incentive compensation opportunity was contingent upon Company performance, the Compensation Committee determined that is was reasonable to conform Mr. Black’s equity awards for 2016 with the long-term incentive award opportunities of the other NEOs and that his overall long-term incentive award opportunity maintained a strong “pay-for-performance” focus.

The following table illustrates the annual equity awards made to the NEOs in 2016:

Name	Service-Based RSUs (1) ($)	Relative TSR PSUs (1) ($)	Total 2016 Grant Value (1) ($)
Paul M. Black	2,500,000	2,500,000	5,000,000
Richard J. Poulton	1,300,000	1,300,000	2,600,000
Melinda D. Whittington	1,000,000	1,000,000	2,000,000
Brian P. Farley	650,000	650,000	1,300,000
James R. Hewitt	800,000	800,000	1,600,000
Dennis M. Olis	500,000	500,000	1,000,000

(1)

Represents the target equity award opportunity approved by the Compensation Committee for each NEO included in the table. The target award values are not the same as the grant date fair values computed for financial reporting purposes and reported in the “2016 Grants of Plan-Based Awards” table included in the section entitled “Executive Compensation” below because the target value of the PSUs reported for financial reporting purposes is determined based on the application of a Monte Carlo simulation method, while the amounts reported above represented the target compensation opportunity approved by the Compensation Committee.

Pre-2017 Equity Award Vesting Results

The Company has granted certain performance-based equity awards prior to 2016 that vest, based in part, on the Company’s 2016 performance. A portion of each award was earned or forfeited according to the terms of the original agreements based on the Company’s actual performance in 2016.

In February 2014, the then-serving NEOs were awarded PSUs that vest based on the compound annual growth rate (“CAGR”) of the Company’s non-GAAP adjusted EBITDA and non-GAAP revenue, both weighted at 50%, over one-, two- and three-year performance periods. Each performance period began on January 1, 2014 and ended on December 31, 2014, 2015, and 2016, respectively. 100% of the total shares available under the PSU awards were eligible to vest based on performance through December 31, 2016. In order to achieve target performance for the three-year performance period, the Company had to achieve a non-GAAP adjusted EBITDA CAGR and a non-GAAP revenue CAGR of 20% and 6.5%, respectively, as compared to 2013 actual performance. Based on 2014-2016 performance, the Company achieved non-GAAP adjusted EBITDA and non-GAAP revenue CAGR of approximately 19.09% and 4.45%, respectively, resulting in vesting attainment of 77% based on non-GAAP adjusted EBITDA and 43% based on non-GAAP revenue. In the aggregate this performance resulted in vesting of 60% of the shares eligible to vest under the awards through December 31, 2016. The table below illustrates 2016 performance and shares received for each NEO under the CAGR PSU awards granted in 2014.

Name	Target Shares Eligible for Vesting in 2016 (1)	Shares Earned Based on 2016 Performance (as a % of Target)	Actual Shares Earned in 2016
Paul M. Black	112,553	60	58,531
Richard J. Poulton	36,017	60	18,729
Brian P. Farley	22,512	60	11,706
James R. Hewitt	16,885	60	8,779
Dennis M. Olis	22,512	60	11,706
Melinda D. Whittington	-	-	-

(1)	Reflects portion of target PSU awards eligible to vest based upon the Company financial performance through December 31, 2016, which is 100% of the total shares available under each award.

In February 2014, Mr. Black was also awarded PSUs that may be earned based on the Company’s stock price performance over three consecutive one-year performance periods ending December 31, 2014, 2015 and 2016 respectively.  Mr. Black’s stock price PSU award required the average closing price of the Company’s common stock to exceed $23.09 over ten consecutive trading days prior to December 31, 2016 (the end of the third one-year performance period) for up to 100% the of award to be earned based on 2016 performance.  The average closing price of the Company’s common stock did not reach $23.09 for ten consecutive trading days at any time during 2016.  As a result, Mr. Black did not earn any portion of the 2014 stock price PSU award.  The table below illustrates 2016 performance and shares received by Mr. Black under the stock price PSU award granted in 2014.

Name	Target Shares Eligible for Vesting in 2016 (1)	Shares Earned Based on 2016 Performance (as a % of Target)	Actual Shares Earned in 2016
Paul M. Black	110,267	0%	0

Benefits and Perquisites

Each of the NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees. Beyond this, the Company generally does not provide the NEOs with significant perquisites and personal benefits in excess of $10,000. Under certain circumstances, however, the Compensation Committee recognizes that special arrangements may be necessary or desirable. The total perquisites provided to each NEO are described in the “2016 All Other Compensation” table included below.

Severance Arrangements in Employment Agreements

The Company has entered into severance arrangements as a component of the employment agreements with certain members of its senior management team, including the NEOs. These severance arrangements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Discharge,” as these terms are defined in the employment agreements. A termination following a “Change of Control” (as defined in the employment agreements) generally results in the NEOs receiving additional compensation under the employment agreements.

The Company has eliminated single trigger change of control benefits and tax gross-up payments on change of control benefits. Any change of control benefit is “double trigger,” requiring termination of employment under all circumstances, including a situation where the officer is not offered a “Comparable Job” (as defined in each employment agreement) in connection with a “Change of Control,” and the officer terminates employment within 10 days after the “Change of Control.” Additional information regarding the above-referenced employment agreements, including a quantification of benefits that would have been received by each of the NEOs had termination or change of control occurred on December 31, 2016, is found under the heading “—Potential Payments upon Termination or Change of Control” section below.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for the NEOs, because these arrangements help to secure the continued employment and dedication of the NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as many of the companies with which the Company competes for executive talent have similar arrangements in place for their senior employees.

Stock Ownership Requirements

The Board has approved stock ownership requirements for the Company’s non-employee directors and for certain executives of the Company, including each of the NEOs. The CEO is required to maintain an ownership level with a fair market value equal to six times (6x) his base salary, while the other NEOs are required to maintain an ownership level with a fair market value equal to two times (2x) his or her respective base salary. The initial measurement date is five years from the date on which the NEO became subject to the guidelines. Common stock owned outright, service-based awards outstanding, and deferred stock units are included when determining the ownership level. Stock options and performance-based awards are excluded. If the stock ownership requirement is not met after five years, the NEO will be required to retain shares equal in value to no less than half of the after-tax value of shares vesting from any equity award until the stock ownership requirement is satisfied. The stock ownership guideline for the Company’s non-employee directors is five times (5x) the annual cash retainer then paid to each such director, with no specific period for achievement.

Tax Considerations

Under Section 162(m) of the Code, a company generally may not deduct compensation in excess of $1,000,000 paid to its chief executive officer and its other three most highly compensated officers, other than the chief financial officer. Certain “performance-based compensation” is not included in compensation for purposes of the limit. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices; however, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that it believes is the most effective in attracting, motivating, and retaining the Company’s key executives.

EXECUTIVE COMPENSATION

Summary Compensation Table – 2016, 2015 and 2014

The following table shows information regarding the compensation of each of the Company’s NEOs for 2016, 2015 and 2014, except in the case of Mr. Whittington, who was not an NEO in 2014 or 2015.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards (1) $		Option Awards $	Non-Equity Plan Incentive Plan Compensation (2) $	All Other Compensation (3) $	Total $
Paul M. Black	2016	1,000,000	-	5,221,963		-	375,000	4,902	6,601,865
Chief Executive Officer	2015	1,000,000	-	5,104,786		-	1,125,000	24,912	7,254,698
	2014	1,000,000	-	9,041,050	(4)	-	500,000	4,902	10,545,952

Richard J. Poulton	2016	600,000	-	2,715,433		-	150,000	14,602	3,480,035
President	2015	505,725	-	2,125,662		-	379,294	17,469	3,028,150
	2014	465,000	-	1,600,000		-	153,735	16,250	2,234,985

Melinda D. Whittington (5)	2016	394,688	-	2,088,801		-	74,004	12,550	2,570,043
Chief Financial Officer	2015	-	-	-		-	-	-	-
	2014	-	-	-		-	-	-	-

Brian P. Farley	2016	425,802	-	1,357,717		-	79,838	17,537	1,880,894
Senior Vice President, General Counsel and Corp Sec	2015	398,775	-	1,016,032		-	224,311	16,354	1,655,472
	2014	390,000	-	1,000,022		-	96,553	15,980	1,502,555

James R. Hewitt	2016	450,000	-	1,671,046		-	84,375	2,346	2,207,767
Executive Vice President, Solutions Development	2015	418,749	-	1,016,032		-	235,547	2,260	1,672,588
	2014	375,000	-	750,025		-	91,554	2,134	1,218,713

Dennis M. Olis	2016	427,450	-	1,044,413		-	80,147	17,019	1,569,029
Senior Vice President, Operations	2015	424,338	-	1,016,032		-	238,690	12,753	1,691,813
	2014	415,000	-	1,000,022		-	152,803	12,470	1,580,295

(1)

The amounts in this column represent equity awards granted under the 2011 Stock Incentive Plan. The amounts reported are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, with awards subject to performance or market-based vesting conditions calculated based on the probable achievement of such vesting conditions at the time of grant. As noted in the “Compensation Discussion and Analysis” section, all NEOs were provided 50% of their equity award opportunity in PSUs that vest based on the Company’s relative TSR compared to a peer group of companies over a single three-year performance period. The grant date fair value for these PSUs was $13.49 per share. The grant date fair values of all PSUs that vest based on the Company’s relative TSR were calculated based on the application of a Monte Carlo simulation model. For all NEOs, the weighted averages of the assumptions used during 2016 were: risk-free interest rate of 0.90%; no dividend yield; and expected volatility using the historical volatility over the most recent three-year period for the peer group and implied volatility at 35.09%. In calculating the fair market value of the NEO’s awards, three years was used to be commensurate with the three-year performance period of the awards. The interest rate is equal to the yield, as of the measurement date, of the zero-coupon U.S. Treasury bill that is commensurate with the overall performance period. The grant date fair value of the PSUs does not correspond to the actual value that may be recognized by an NEO with respect to the award, which may be higher or lower based on a number of factors, including the Company’s performance, the performance of the companies in the peer group, stock price fluctuations and applicable vesting. Under FASB ASC Topic 718, the vesting conditions related to the 2016 PSUs are considered market conditions and not performance conditions. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the PSUs that could be calculated and disclosed based on achievement of market conditions. The amount also includes the grant date fair value of service-based RSU awards. The grant date fair values of the 2016 service-based awards was approximately $12.39 per share, and were calculated based on the market value of the Company’s stock on the date of grant. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)	Amounts included in this column for 2016 represent cash incentive bonuses payable under the 2016 Bonus Plan based on the Company’s achievement of non-GAAP EPS goals.
(3)	Amounts included in this column for 2016 are set forth by category in the “2016 All Other Compensation” table below.
(4)

For Mr. Black, this amount includes (a) approximately $1.9 million in reported pay attributable to the grant date fair value of the PSUs granted in February 2014, which were voluntarily forfeited in December 2014, and (b) approximately $2.1 million attributable to the fair value of amending the new hire PSU, which was then unwound in December 2014 and is no longer in effect.

(5)	Ms. Whittington was not an NEO prior to 2016.

2016 All Other Compensation

Name	Parking Expense Payments ($)	401(k) Matching Contributions ($)	Life Insurance Premiums ($)	Executive Physicals ($)	Patent Awards ($)	Total ($)
Paul M. Black	-	-	4,902	-	-	4,902
Richard J. Poulton	1,380	10,600	2,622	-	-	14,602
Melinda D. Whittington	1,290	10,600	660	-	-	12,550
Brian P. Farley	1,380	10,600	1,357	4,200	-	17,537
James R. Hewitt	-	-	2,346	-	-	2,346
Dennis M. Olis	-	10,600	2,219	4,200	-	17,019

2016 Grants of Plan-Based Awards

The following table provides information regarding non-equity incentive awards and equity-based awards granted by the Company in 2016.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date		Approval Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Stock or Units (#)	and Option Award (2) ($)
Paul M. Black				150,000	1,500,000	3,000,000	-	-	-	-	-
	2/24/2016	(3)	02/24/2016	-	-	-	6,659	201,776	403,552	-	2,721,958
	2/24/2016	(4)	02/24/2016	-	-	-	-	-	-	201,776	2,500,005

Richard J. Poulton				60,000	600,000	1,200,000	-	-	-	-	-
	2/24/2016	(3)	02/24/2016	-	-	-	3,462	104,924	209,848	-	1,415,425
	2/24/2016	(4)	02/24/2016	-	-	-	-	-	-	104,924	1,300,008

Melinda D. Whittington
				29,602	296,016	592,032	-	-	-	-	-
	2/24/2016	(3)	02/24/2016	-	-	-	2,663	80,711	161,422	-	1,088,791
	2/24/2016	(4)	02/24/2016	-	-	-	-	-	-	80,711	1,000,009

Brian P. Farley				32,538	325,377	650,754	-	-	-	-	-
	2/24/2016	(3)	02/24/2016	-	-	-	1,731	52,462	104,924	-	707,712
	2/24/2016	(4)	02/24/2016	-	-	-	-	-	-	52,462	650,004

James R. Hewitt				33,750	337,500	675,000	-	-	-	-	-
	2/24/2016	(3)	02/24/2016	-	-	-	2,131	64,569	129,138	-	871,036
	2/24/2016	(4)	02/24/2016	-	-	-	-	-	-	64,569	800,010

Dennis M. Olis				32,059	320,588	641,175
	2/24/2016	(3)	02/24/2016				1,332	40,356	80,712		544,402
	2/24/2016	(4)	02/24/2016							40,356	500,011

(1)

For each of the NEOs, these amounts reflect the cash incentive compensation award opportunities granted under the 2016 Bonus Plan, with Ms. Whittington’s award prorated to reflect her employment commencement date. Actual payout under the 2016 Bonus Plan was based on the achievement of 2016 non-GAAP EPS and individual executive performance goals. Please see this “Compensation Discussion and Analysis” section for further information regarding this award.

(2)

The amounts shown in this column are valued based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(3)

This award represents a PSU award granted under the 2011 Stock Incentive Plan, which will vest based on the Company’s relative TSR versus a peer group over a single three-year performance period ending on February 24, 2019. Please see this “Compensation Discussion and Analysis” section for further information regarding this award.

(4)

Award of service-based RSUs granted under the 2011 Stock Incentive Plan that vest equally on the first three anniversaries of the date of grant. The vesting of these RSUs is subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162(m) of the Code. Please see this “Compensation Discussion and Analysis” section for further information regarding this award.

Outstanding Equity Awards as of December 31, 2016

The following table shows information regarding the outstanding equity awards (consisting of stock option, PSU and RSU awards) held by each of the NEOs as of December 31, 2016.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Paul M. Black	2/20/2013						49,135	(2)	501,668
	2/25/2014						33,766	(2)	344,751
	3/6/2015						68,474	(3)	699,120
	3/6/2015									205,424	(4)	2,097,379
	3/6/2015									102,712	(5)	1,048,690
	2/24/2016						201,776	(3)	2,060,133
	2/24/2016									201,776	(4)	2,060,133
Richard J. Poulton
	2/20/2013	141,510	47,170	(6)	12.72	2/20/2020
	2/25/2014						21,610	(2)	220,638
	3/6/2015						43,824	(3)	447,443
	3/6/2015									65,736	(4)	671,165
	10/6/2015						26,226	(3)	267,767
	2/24/2016									104,924	(4)	1,071,274
	2/24/2016						104,924	(3)	1,071,274
Melinda D. Whittington	2/24/2016						80,711	(3)	824,059
	2/24/2016									80,711	(4)	824,059

Brian P. Farley	5/28/2013	81,286	27,096	(6)	13.84	5/28/2020
	5/28/2013	60,965	20,322	(6)	13.84	5/28/2020
	5/28/2013						6,774	(7)	69,163
	2/25/2014						13,506	(2)	137,896
	3/6/2015						27,390	(3)	279,652
	3/6/2015									41,085	(4)	419,478
	2/24/2016						52,462	(3)	535,637
	2/24/2016									52,462	(4)	535,637
James R. Hewitt	2/25/2014						10,130	(2)	103,427
	3/6/2015						27,390	(3)	279,652
	3/6/2015									41,085	(4)	419,478
	2/24/2016						64,569	(3)	659,249
	2/24/2016									64,569	(4)	659,249
Dennis M. Olis	2/20/2013	88,443	29,482	(6)	12.72	2/20/2020
	2/25/2014						13,506	(2)	137,896
	3/6/2015						27,390	(3)	279,652
	3/6/2015									41,085	(4)	419,478
	2/24/2016						40,356	(3)	412,035
	2/24/2016									40,356	(4)	412,035

(1)

The dollar amounts shown in each of these columns are determined by multiplying (i) the number of shares or units shown in such column by (ii) $10.21 (the closing price of the Company’s common stock on December 30, 2016).

(2)

This RSU award vests in four equal installments on each of the first four anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date. The vesting of this RSU award is also subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162(m) of the Code.

(3)

This RSU award vests in three equal installments on each of the first three anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date. The vesting of this RSU award is also subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162(m) of the Code.

(4)

This RSU award vests based on the Company’s relative TSR performance over a single three-year performance period ending on the third anniversary of the grant date and the NEO’s continued service during the performance period.

(5)

This RSU award vests based on the Company’s cumulative TSR growth over three-year and four-year performance periods ending on the third and fourth anniversaries of the grant date and the NEO’s continued service during those performance periods.

(6)

This non-qualified stock option award vests in four equal installments on each of the first four anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date.

(7)

This RSU award vests in four equal installments on each of the first four anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date.

2016 Option Exercises and Stock Vested

The following table shows information regarding the vesting during 2016 of stock awards previously granted to the NEOs. No options were exercised by the NEOs during 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Paul M. Black	371,954	4,477,620
Richard J. Poulton	116,448	1,422,860
Brian P. Farley	46,875	605,511
James R. Hewitt	110,813	1,446,296
Dennis M. Olis	81,583	934,726
Melinda D. Whittington	-	-

(1)

The value realized equals the fair market value of the Company’s common stock on the vesting date multiplied by the number of shares vested. Upon release of the RSUs, shares may be surrendered to satisfy minimum income tax-withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered.

Potential Payments Upon Termination or Change of Control

The Company has entered into employment agreements with each of the NEOs that provide for payments in connection with such NEO’s termination, whether upon a change of control or otherwise. The estimated benefits to be provided to the NEOs under the employment agreements in each of those situations are described below, including a summary of payments that would have been required had a termination or change of control taken place on December 31, 2016, based upon the per share closing price of the Company’s common stock ($10.21) on the last trading day of the year:

Payments Made Upon Termination

The employment agreements provide for payments of certain benefits, as described above, upon the termination of the employment of an NEO. Each NEO’s rights upon a termination of his or her employment depend upon the circumstances of his or her termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and “Constructive Discharge” that are used in those agreements. For purposes of the employment agreements with each of the NEOs:

•

The Company has “Cause” to terminate an NEO for such NEO’s: (i) willful or grossly negligent failure to perform duties; (ii) violation of law that is materially injurious to the operations or reputation of the Company; (iii) conviction of a crime involving the Company’s property or constituting a felony or involving fraud or moral turpitude; or (iv) material violation of a general Company policy or refusal to follow lawful directions of the Board.

•

A “Constructive Discharge” under each of the employment agreements generally means: (i) a failure of the Company to meet its obligations, in any material respect, under the employment agreement, including, without limitation, a reduction of or failure to pay base salary; (ii) a material diminution in or other substantial adverse alteration in the nature or scope of an NEO’s responsibilities; or (iii) the relocation by more than fifty miles of an NEO’s principal place of business.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release of employment claims. They also include non-competition and non-solicitation provisions that apply for one year following such NEO’s termination of employment and a confidentiality provision.

Payment Obligations for Termination by the Company with Cause or upon Death or Disability or by the NEO Without Constructive Discharge

If an NEO is terminated by the Company for Cause or as a result of such NEO’s death or disability (as defined in the respective employment agreement), or if an NEO terminates his or her employment without Constructive Discharge, he or she is entitled to receive:

•	Accrued but unpaid base salary through the date of termination;
•	Earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs; and
•

As provided in the award agreements governing the PSUs granted to such NEOs in 2015, accelerated vesting of such awards at 100% of target level in the case of a termination due to such NEO’s death or disability.

Payment Obligations for Termination by the Company Without Cause or Due to Constructive Discharge

If an NEO is terminated by the Company without Cause or an NEO terminates his or her employment for Constructive Discharge (except during the two-year period following a change of control), he or she is entitled to receive:

•	Accrued but unpaid base salary through the date of termination;
•	Earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs (as determined and payable had there been no termination);
•

Severance equal to 1x the sum of base salary plus target cash incentive bonus opportunity, with such severance to be paid in 12 equal monthly installments or, in the case of Mr. Black, severance equal to 2x the sum of base salary plus target cash incentive bonus opportunity, with such severance to be paid in 24 equal monthly installments;

•	Continuation of health benefits, if applicable, for 12 months or, in the case of Mr. Black, for 24 months; and
•

Pro-rata vesting of any unvested stock option or stock awards equal to (i) the number of shares of such award that would vest on the normal vesting date, but prorated to reflect such NEO’s period of service since the last regular vesting date (or grant date if termination occurs prior to the regular vesting of any shares subject to the award); and (ii) one additional year of vesting; provided, however, that for performance-based awards, vesting will be subject to the satisfaction of, and based on the level of performance achieved of, performance conditions; provided, further, that the vesting of RSU awards, other than the RSU awards granted to Mr. Black, do not accelerate upon the executive’s termination of employment due to a constructive discharge.

Payment Obligations Upon Resignation Due to No Comparable Job Following a Change of Control

Pursuant to the employment agreements with Mr. Poulton and Mr. Olis, if a change of control occurs and prior to such event the NEO is not offered a comparable job by the Company (or its successor), and the NEO resigns on or within ten days of the change of control, then the NEO is entitled to:

•	Full vesting of outstanding equity awards, with such vesting at target levels for unearned performance-based share awards; and
•	A lump sum payment equal to 1x the value of his base salary plus target cash incentive bonus opportunity.

A “comparable job” under either Mr. Poulton or Mr. Olis’ employment agreement means employment following a change of control (i) with substantially the same duties and responsibilities as were held by the NEO immediately prior to the change of control; (ii) within 50 miles of the location at which the NEO provides services prior to such change of control; and (iii) at the same or increased base salary and target cash incentive bonus opportunity level as were in effect prior to such change of control. None of the other NEOs are eligible to receive severance upon a resignation due to no comparable job following a change of control.

Severance Upon Termination Without Cause or Due to Constructive Discharge Following a Change of Control

Pursuant to the employment agreements with each of the NEOs, if a change of control occurs and the NEO’s employment is terminated without Cause or due to Constructive Discharge within two years of a change of control or within 180 days before a change of control in connection with such change of control, the NEO will receive:

•	Full vesting of outstanding equity awards, with such vesting at target levels for unearned performance-based share awards;
•	A lump sum payment equal to 2x the value of his or her base salary plus target cash incentive bonus opportunity; and
•	Continuation of health benefits, if applicable, for 12 months or, in the case of Mr. Black, 24 months.

Name	Base Severance Pay ($)	Accelerated Vesting of Equity Awards ($)	Continued Health Benefits ($)	Total ($)
Paul M. Black
Death or Disability	-	5,665,866	-	5,665,866
By Allscripts for Cause or Executive without Constructive Discharge	-	-	-	-
By Allscripts without Cause	5,000,000	4,924,214	12,197	9,936,411
By Executive for Constructive Discharge	5,000,000	2,696,736	12,197	7,708,933
Change of Control (no comparable job and termination)	-	-	-	-
Change of Control (constructive discharge and termination)	5,000,000	4,065,336	12,197	9,077,533
Change of Control with Termination	5,000,000	4,065,336	12,197	9,077,533
Richard J. Poulton
Death or Disability	-	1,889,524	-	1,889,524
By Allscripts for Cause or Executive without Constructive Discharge	-	-	-	-
By Allscripts without Cause	1,200,000	2,166,301	14,523	3,380,824
By Executive for Constructive Discharge	1,200,000	147,085	14,523	1,361,608
Change of Control (no comparable job and termination)	1,200,000	2,035,811	-	3,235,811
Change of Control (constructive discharge and termination)	2,400,000	2,035,811	14,523	4,450,334
Change of Control with Termination	2,400,000	2,035,811	14,523	4,450,334
Melinda P. Whittington
Death or Disability	-	824,059	-	824,059
By Allscripts for Cause or Executive without Constructive Discharge	-	-	-	-
By Allscripts without Cause	787,500	783,421	11,102	1,582,023
By Executive for Constructive Discharge	787,500	274,686	11,102	1,073,288
Change of Control (no comparable job and termination)	-	-	-	-
Change of Control (constructive discharge and termination)	1,575,000	824,059	11,102	2,410,161
Change of Control with Termination	1,575,000	824,059	11,102	2,410,161
Brian P. Farley
Death or Disability	-	1,047,046	-	1,047,046
By Allscripts for Cause or Executive without Constructive Discharge	-	-	-	-
By Allscripts without Cause	759,213	1,192,408	14,523	1,966,144
By Executive for Constructive Discharge	759,213	410,306	14,523	1,184,042
Change of Control (no comparable job and termination)	-	-	-	-
Change of Control (constructive discharge and termination)	1,518,426	942,151	14,523	2,475,100
Change of Control with Termination	1,518,426	942,151	14,523	2,475,100
James R. Hewitt
Death or Disability	-	1,147,675	-	1,147,675
By Allscripts for Cause or Executive without Constructive Discharge	-	-	-	-
By Allscripts without Cause	787,500	1,021,316	13,323	1,822,139
By Executive for Constructive Discharge	787,500	359,576	13,323	1,160,399
Change of Control (no comparable job and termination)	-	-	-	-
Change of Control (constructive discharge and termination)	1,575,000	1,111,277	13,323	2,699,600
Change of Control with Termination	1,575,000	1,111,277	13,323	2,699,600
Dennis M. Olis
Death or Disability	-	923,443	-	923,443
By Allscripts for Cause or Executive without Constructive Discharge	-	-	-	-
By Allscripts without Cause	748,038	1,005,738	8,484	1,762,260
By Executive for Constructive Discharge	748,038	369,105	8,484	1,125,627
Change of Control (no comparable job and termination)	748,038	847,514	-	1,595,552
Change of Control (constructive discharge and termination)	1,496,075	847,514	8,484	2,352,073
Change of Control with Termination	1,496,075	847,514	8,484	2,352,073

COMPENSATION COMMITTEE REPORT

The information contained in the following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee of the Board of Directors

Ralph H. “Randy” Thurman, Chairman
Jonathan J. Judge Michael A. Klayko

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2016. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Audit Committee Report

The Audit Committee consists of four members: P. Gregory Garrison, Yancey L. Spruill, Dave B. Stevens and David D. Stevens. All of the members are independent directors as defined in NASDAQ’s listing standards and SEC regulations. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at investor.allscripts.com. The Audit Committee met eight times during the year ended December 31, 2016.

The Audit Committee is primarily responsible for:

•	assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to the Company’s stockholders and others;
•	appointing and overseeing the services performed by the Company’s independent registered public accounting firm, as well as pre-approving all services and fees related thereto;
•

overseeing and periodically evaluating the performance and responsibilities of the Company’s internal audit department, including approving the Company’s annual internal audit plan and reviewing the results of internal audits, including management’s responses thereto;

•

reviewing with the Company’s management, internal audit department, and independent registered public accounting firm the Company’s critical accounting policies and its system of internal controls over financial reporting; and

•	overseeing the risk assessments related to the Company conducted by the Company’s management.

During 2016, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee had separate executive sessions during its regularly scheduled meetings with Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2016, as well as with the Company’s Chief Executive Officer, President, Chief Financial Officer, and Head of Internal Audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control matters took place. At least quarterly, the Audit Committee met with the Company’s Chief Compliance Officer to discuss the effectiveness of the Company’s compliance program and to receive status reports regarding certain compliance and risk matters. The Audit Committee’s agenda is established by the Audit Committee’s chairman.

Throughout the year ended December 31, 2016, the Company’s management completed documentation, testing, and evaluation of the Company’s internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. No less than quarterly, the Company’s management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. The Company’s management concluded that the internal control over financial reporting was effective as of December 31, 2016. Management’s assessment, and Grant Thornton LLP’s audit, of the effectiveness of internal control over financial reporting were included in the Company’s Annual Report on 10-K for the year ended December 31, 2016, which was filed on February 27, 2017 with the SEC. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and the Company’s management’s preparations for the evaluation in 2017.

The Audit Committee is responsible for overseeing the risk assessments conducted by the Company’s management, particularly risks that could present a negative impact, prevent value creation, or erode existing value. These risk assessments will include:

•	discussing the Company’s policies and procedures regarding risk assessment and risk management regarding certain operational risks;
•	reviewing management’s assessment of risks identified in the Company’s legal and regulatory compliance programs and actions to be taken to mitigate these risks;
•	reviewing management’s assessment of risks related to financial reporting and actions to be taken to mitigate these risks; and
•	regularly reporting to the Board on its risk-related reviews and discussions and, as appropriate, recommending to the Board such actions as it deems necessary.

In fulfilling its responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the scope of the audit, audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

In deciding to engage Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016, as well as to reappoint Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, the Audit Committee took into consideration a number of factors, including an assessment of the professional qualifications and past performance of the lead audit partner and audit team, the quality of the Audit Committee’s ongoing discussions with the firm, and the support available to the Company from Grant Thornton LLP’s regional and national offices.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with the Company’s management and Grant Thornton LLP. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from the Company.

In performing all of these functions, the Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the Company’s financial statements and other reports; and of the Company’s independent registered public accounting firm, who are engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2016, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee of the Board of Directors

P. Gregory Garrison, Chairman
Yancey L. Spruill
Dave B. Stevens
David D. Stevens

PROPOSALS

Overview of Proposals

This Proxy Statement contains five proposals requiring stockholder action:

•	Proposal One requests the election to the Board of the nine nominees named in this Proxy Statement.
•	Proposal Two requests the approval of an amendment and restatement of the Allscripts 2011 Stock Incentive Plan.
•	Proposal Three requests the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.
•	Proposal Four requests that stockholders vote on an advisory resolution approving the Company’s NEO compensation.
•	Proposal Five requests that stockholders vote on the frequency of the advisory vote on the Company’s NEO compensation.

Each proposal is discussed in more detail in the pages that follow.

Proposal One – Election of Directors

The Board has nominated Ms. Aspinall and current directors Black, Garrison, Judge, Klayko, Spruill, Stevens, Stevens, and Thurman to be elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected, or until his or her earlier resignation or removal.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nine nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nine nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

Vote Required

In accordance with the policy of majority voting in uncontested director elections set forth in the Company’s bylaws, if the number of shares voted “FOR” any nominee exceeds the number of shares voted “AGAINST” such nominee, then he or she will be elected as a director to serve until the Company’s 2018 Annual Meeting of Stockholders and until his or her successor has been duly elected, or until his or her earlier resignation or removal. If any nominee is an incumbent director and fails to receive a majority of the votes cast with respect to his or her nomination, then he or she must tender a resignation as director, and such resignation will be considered by the Nominating Committee in accordance with the requirements of the Company’s Corporate Governance Guidelines.

Recommendations of the Board

The Board recommends that stockholders vote FOR the election of Ms. Aspinall and directors Black, Garrison, Judge, Klayko, Spruill, Stevens, Stevens and Thurman.

Proposal Two – Approval of the amendment and restatement of the Allscripts 2011 Stock Incentive Plan

General

At the Annual Meeting, stockholders will be requested to approve an amendment and restatement of the Allscripts 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan” and, as amended and restated, the “Second Amended and Restated 2011 Stock Incentive Plan”) that would, among other things, increase by 7,500,000 the number of shares of common stock available for issuance under the 2011 Stock Incentive Plan.  Under the terms of the 2011 Stock Incentive Plan, 14,000,000 shares were originally authorized for issuance under the plan, and in 2013 stockholders authorized an additional 2,500,000 shares, for a current total of 16,500,000 shares. In addition, the Second Amended and Restated 2011 Stock Incentive Plan prohibits the payment of dividends on unvested awards and extends the expiration date of the plan, as described below.

If stockholders approve the Second Amended and Restated 2011 Stock Incentive Plan, a total of 24,000,000 shares would be authorized for issuance under the Second Amended and Restated 2011 Stock Incentive Plan, of which approximately 7,625,522 shares (125,522 shares available for grant as of March 31, 2017 plus 7,500,000 shares being requested under this proposal) would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described below.  We expect that the number of shares available for issuance under the Second Amended and Restated 2011 Stock Incentive Plan would be sufficient to allow us to make equity awards in the amounts we believe are necessary to achieve the purposes of the Second Amended and Restated 2011 Stock Incentive Plan for the next two to three years.  We do not maintain any other equity compensation plan under which future awards are authorized for issuance.

Approval of the Second Amended and Restated 2011 Stock Incentive Plan will also constitute re-approval, for purposes of Section 162(m) of the Internal Revenue Code of the material terms of the performance measures (as described below) contained in the Second Amended and Restated 2011 Stockholder Incentive Plan that are to be used in connection with awards under the plan that are intended to qualify as “performance-based” compensation for purposes of Section 162(m).

Historical Award Data

The table below summarizes overhang data for the Company as of March 31, 2017.

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options	1,880,046	$13.95	3.03
Restricted stock units	4,910,327	n/a	n/a
Performance-based restricted stock units	2,776,216	n/a	n/a
Total	9,566,589
Shares Available for Grant	125,522
Record Date Shares of Common Stock Outstanding	181,463,451

The following table summarizes the Company’s gross burn rate over the prior three fiscal years (2014-2016):

Fiscal Year	Option Grants	RSU Grants	PSUs Earned (1)	WASO (2)	Burn Rate
2014	0	1,725,579	205,644	179,849,000	1.07%
2015	0	2,399,353	40,825	185,082,000	1.32%
2016	0	2,858,622	195,064	186,188,000	1.64%
(1)	The Company granted 473,236 PSUs in 2014, 497,127 PSUs in 2015 and 620,962 PSUs in 2016.
(2)	WASO means the weighted average common shares outstanding for each fiscal year.

The Company’s burn rate for 2016 was 1.64%, with a three-year average burn rate of 1.34%. This compares with a median burn rate of 1.7% for the Company’s peer group, as compiled by Compensia based on publicly available data as of November 2016. Burn rate is calculated by dividing (a) the number of shares subject to stock option and RSU awards earned during the period under Company equity plans by (b) the weighted-average number of shares outstanding for each fiscal year during the period.

The following table summarizes, as of March 31, 2017, the Company’s issued and total equity overhang as compared with the Company’s peer group described in the “Compensation Discussion and Analysis” section of this proxy statement. The peer group data was compiled by Compensia based on publicly available data as of November 2016.

	Issued Overhang (1)	Total Overhang (2)
Allscripts (no additional share authorization)	4.3%	5.3%
Allscripts (with additional share authorization)	4.3%	9.3%
Peer Group – 75%	7.3%	16.1%
Peer Group – 50%	6.6%	12.6%
Peer Group – 25%	4.4%	10.9%

(1)	Issued overhang is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the period by (b) the number of shares outstanding at the end of the period.
(2)

Total overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the period and (y) the number of shares available for future grant under equity plans, by (b) the number of shares outstanding at the end of the period.

(3)

The Company repurchased 10.3 million shares under the existing stock repurchase program during the fiscal year ended December 31, 2016. The issued and total overhang percentages within the table are as of March 31, 2017 and therefore reflect the impacts of the stock repurchases in 2016. Because share repurchases reduce the denominator in the issued and total overhang calculations, they increase our overhang percentages. If we had not repurchased any shares during 2016, issued and total overhang as of March 31, 2017 would have been 4.0% and 5.0%, respectively, assuming no additional share authorization and 4.0% and 8.8%, respectively, including the additional share authorization.

Description of the Amendments

As discussed above, the Company is proposing an increase in the available shares under the 2011 Stock Incentive Plan by 7,500,000 shares. In addition, the Second Amended and Restated 2011 Stock Incentive Plan prohibits the payment of dividends on unvested awards and extends the expiration date of the plan, as described below.

Description of the Second Amended and Restated 2011 Stock Incentive Plan

The following summary of the Second Amended and Restated 2011 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the Second Amended and Restated 2011 Stock Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

Purposes

The purposes of the Second Amended and Restated 2011 Stock Incentive Plan are:

•

To align the interests of the Company’s stockholders and recipients of awards under the Second Amended and Restated 2011 Stock Incentive Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	To advance the interests of the Company by attracting and retaining officers, other key management employees, directors and independent contractors; and
•	To motivate such persons to act in the long-term best interests of the Company and its stockholders.

Types of Awards

Under the Second Amended and Restated 2011 Stock Incentive Plan, the Company may grant:

•	non-qualified stock options;
•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units (“Stock Awards”); and
•	performance units.

Under the terms of the Second Amended and Restated 2011 Stock Incentive Plan, officers, other employees, non-employee directors, independent contractors, and persons expected to become officers, other employees, non-employee directors and independent contractors, of the Company or any of its subsidiaries, as selected by the Plan Committee (as described below), are eligible to participate in the plan. As of March 31, 2017, approximately 7,600 employees were eligible to participate in the 2011 Stock Incentive Plan. The closing price of our common stock on March 31, 2017 was $12.68.

Administration of the Plan

The Second Amended and Restated 2011 Stock Incentive Plan will be administered by a committee designated by the Board of Directors or a subcommittee thereof (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and (iii) “independent” within the meaning of the rules of NASDAQ.

Subject to the express provisions of the Second Amended and Restated 2011 Stock Incentive Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Plan Committee may delegate some or all of its power and authority under the Second Amended and Restated 2011 Stock Incentive Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that (i) the Plan Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code or who, in the Plan Committee’s judgment, is likely to be a covered employee at any time during the period the award is outstanding and (ii) the Plan Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in the plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Shares Reserved under the Plan

Under the Second Amended and Restated 2011 Stock Incentive Plan, the maximum number of shares of common stock available for awards is 24,000,000. The number of shares available for awards is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares is reduced by the sum of (i) one-half of the aggregate number of shares of common stock which become subject to outstanding options and free-standing SARs under the Second Amended and Restated 2011 Stock Incentive Plan and (ii) the aggregate number of shares of common stock which become subject to Stock Awards or are issued in settlement of performance units granted under the Second Amended and Restated 2011 Stock Incentive Plan. To the extent that shares of common stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the Second Amended and Restated 2011 Stock Incentive Plan or any prior plan previously maintained by the Company or Eclipsys Corporation under which equity awards remained outstanding as of the effective date of the 2011 Stock Incentive Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the Second Amended and Restated 2011 Stock Incentive Plan; provided, however, that shares of common stock subject to an award under the Second Amended and Restated 2011 Stock Incentive Plan shall not again be available under the Second Amended and Restated 2011 Stock Incentive Plan if such shares are (x) shares that are subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with proceeds of an option exercise. The number of shares that will again become available will be one-half of one share for each share subject to an option or free-standing SAR and one share for each share subject to a Stock Award or Performance Unit Award.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, (i) the maximum number of shares of common stock with respect to which options may be granted during any 12-month period to any person is 3,000,000, and the maximum number of shares of common stock with respect to which SARs may be granted during any 12-month period to any person is 3,000,000, in each case subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event; (ii) the maximum number of shares of common stock with respect to which Stock Awards subject to performance measures may be earned during each 12-month period in the performance period applicable to such Stock Awards by any person is 3,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, and (iii) the maximum amount that may be earned with respect to Performance Units granted during each 12-month period in the performance period applicable to such Performance Units by any person is $10,000,000.

Change of Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the Second Amended and Restated 2011 Stock Incentive Plan or provided in an award agreement or other agreement, in the event of change of control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change of control or within three months prior thereto in connection with such change of control (i) the outstanding options and SARs shall immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards shall lapse in full or in part, (iii) the performance period applicable to the outstanding awards shall lapse in full or in part and (iv) the performance measures applicable to the outstanding awards shall be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change of control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change of control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board of Directors, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change of control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Second Amended and Restated 2011 Stock Incentive Plan, a change of control is generally defined as (i) any acquisition by a person or entity of more than 30% of the combined voting power of the Company’s then outstanding shares, with certain exceptions, (ii) an unapproved change in the majority of the Board members, (iii) a merger, reorganization or consolidation of the Company, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation holds more than 50% of the voting power of the surviving company; or (iv) a sale or other disposition of all or substantially all of the assets of the Company other than to an entity of which the company owns at least 50% of the voting power of such company or to a company with respect to the holders of the outstanding voting stock of the Company immediately prior to such sale or other disposition holds more than 50% of the voting power of such company.

Effective Date, Termination and Amendment

The 2011 Stock Incentive Plan was originally effective as of March 21, 2011, was amended and restated as of May 21, 2013 and, if approved by stockholders at the 2017 annual meeting, the Second Amended and Restated 2011 Stock Incentive Plan will become effective immediately. The Second Amended and Restated 2011 Stock Incentive Plan will terminate as of the first annual meeting of the Company’s stockholders to occur on or after April 12, 2027, unless earlier terminated by the Board of Directors. The Board may amend the Second Amended and Restated 2011 Stock Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code and any rule of NASDAQ, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder.

Stock Options and SARs

The Second Amended and Restated 2011 Stock Incentive Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each SAR shall be exercisable for no more than 7 years after its date of grant. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes with respect to an employee) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

Each option will be exercisable for no more than 7 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee. No dividend equivalents will be paid with respect to options or SARS

Stock Awards

The Second Amended and Restated 2011 Stock Incentive Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Except as otherwise specified in the award agreement, the restriction period of a Stock Award not subject to performance measures shall not be less than one year, subject to pro-rata vesting during such one-year restriction period, and the performance period of a Stock Award subject to performance measures shall not be less than one year. Notwithstanding the foregoing, the minimum restriction period and minimum performance period shall not be applicable to Stock Awards granted under the Second Amended and Restated 2011 Stock Incentive Plan with respect to the number of shares of common stock which, in the aggregate, do not exceed five percent of the total number of shares available under the Second Amended and Restated 2011 Stock Incentive Plan.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof and (2) whether the holder will be entitled to receive, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units shall be subject to the same restrictions as such restricted stock units.

Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. Notwithstanding anything in the plan or an award agreement to the contrary, any dividends or other distributions with respect to shares of common stock will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment will be determined by the Plan Committee in accordance with the terms of the Second Amended and Restated 2011 Stock Incentive Plan.

Performance Unit Awards

The Second Amended and Restated 2011 Stock Incentive Plan also provides for the grant of performance unit awards. The agreement relating to a performance unit award shall specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance unit award shall provide, in the manner determined by the Plan Committee, for the vesting of such performance unit award if the specified performance measures are satisfied or met during the specified performance period. The performance period of a performance unit shall not be less than one year. Prior to the settlement of a performance unit award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. Any dividend equivalents with respect to Performance Units shall be subject to same restrictions as such Performance Units. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the Second Amended and Restated 2011 Stock Incentive Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such performance measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Internal Revenue Code, the Plan Committee may (i) amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles and (ii) reduce, but not increase, the payment of any award to any “covered employee,” within the meaning of Section 162(m) of the Internal Revenue Code.

Award Agreements

All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Second Amended and Restated 2011 Stock Incentive Plan as the Plan Committee will approve. An agreement (or an employment agreement referred to therein) may provide that, or the committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or in the event of a change of control (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock, restricted stock units or performance units lapse, (iii) all or a portion of any performance period applicable to any outstanding awards lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Second Amended and Restated 2011 Stock Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Second Amended and Restated 2011 Stock Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Second Amended and Restated 2011 Stock Incentive Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s stockholders, and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Assuming certain regulatory requirements are satisfied, certain performance-based compensation under the Second Amended and Restated 2011 Stock Incentive Plan, including that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Second Amended and Restated 2011 Stock Incentive Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies).

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

Performance Unit Awards

A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

Awards to Directors, Named Executive Officers and Employees Under the 2011 Stock Incentive Plan

The following table sets forth the number of restricted stock units (including performance-based restricted stock units at target level of performance and service-based restricted stock units) and stock options that have been granted under the 2011 Stock Incentive Plan to the NEOs and the other individuals and groups indicated. The actual equity awards for the remainder of 2017 (none of which are currently expected to be awarded to current executive officers) are not determinable and will depend on many factors including board authorization, future stock prices, and the mix of restricted stock unit awards and stock option awards.

Name and Position	Restricted Stock Units	Stock Options (1)
Paul M. Black	2,735,108	0
Richard J. Poulton	946,244	188,680
Melinda D. Whittington	270,392	0
Brian P. Farley	438,460	188,669
James R. Hewitt	635,766	0
Dennis M. Olis	419,351	117,925
All current executive officers	5,591,346	496,274
All current non-employee directors	324,474	0
All employees (other than current executive officers)	12,850,161	3,373,866

(1)

Grants of options under the 2011 Stock Incentive Plan reduce the number of shares of common stock that remain available for future awards under the 2011 Stock Incentive Plan by one-half times the number of shares subject to such options.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the the Second Amended and Restated 2011 Stock Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Second Amended and Restated Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan.

Proposal Three - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed Grant Thornton LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for the year ending December 31, 2017. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since March 2014. Prior to such time, Ernst & Young LLP served as the Company’s independent registered public accounting firm.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. In the event the appointment is not ratified, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Fees and Related Expenses Paid to Auditors

The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2016 and December 31, 2015.

(In thousands)	Grant Thornton LLP 2016 ($)	Grant Thornton LLP 2015 ($)
Audit Fees (1)	3,129	1,927
Audit-Related Fees (2)	429	263
Tax Fees (3)	23	5
All Other Fees	-	-
Total	3,581	2,195

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Report on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings or engagements. For 2016, the amount shown includes audit fees related to the joint business entity created by the combination of the Company’s Homecare business with the businesses of Netsmart, Inc., which closed on April 19, 2016.

(2)

Audit-related fees for 2015 and 2016 relate to professional services performed in connection with the Company’s Service Organization Controls (SOC) 2 reports. In addition, transaction services are included in 2016 Audit-related fees.

(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm within the four categories identified above.

Prior to engagement, the Audit Committee pre-approves all services to be performed by the independent registered public accounting firm. The fees are budgeted and the Audit Committee has established procedures to pre-approve fee adjustments due to changes in the scope of work or for other reasons. The Audit Committee may delegate pre-approval authority to one or more of its members.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to approve this Proposal Three.

Recommendation of the Board

The Audit Committee and the Board recommend that stockholders vote FOR Proposal Three.

Proposal Four – Advisory Vote to Approve Named Executive Officer Compensation

The Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” and “Executive Compensation” sections above). The Company believes it is appropriate to seek and take into account the views of its stockholders on the design and effectiveness of the Company’s executive compensation program.

The Compensation Committee seeks to establish and implement a compensation program for the Company’s named executive officers that emphasizes pay-for-performance, and is designed to meet the following objectives: (a) reward outstanding performance for an individual’s performance against corporate goals; (b) provide long-term incentive compensation through equity grants, a material portion of which are performance-based; (c) provide for compensation that is both competitive in the executive market and internally equitable; and (d) align the Company’s named executive officer compensation with the Company’s financial performance and the long-term interests of the Company’s stockholders.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board requests that the Company’s stockholders vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders in their votes on this proposal, and considers the outcome of the Company’s annual say-on-pay vote when making decisions regarding the Company’s executive compensation program. The Company’s management continues to engage in dialogue with many of the Company’s largest stockholders, and the Compensation Committee will continue to consider material stockholder feedback and the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Company’s named executive officers each year at the Company’s annual meeting of stockholders. It is expected that the next say-on-pay vote will occur at the Company’s 2018 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to approve this Proposal Four.

Recommendation

The Board recommends that stockholders vote FOR Proposal Four.

Proposal Five—Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Exchange Act requires the Company to include in its proxy statement a non-binding advisory vote on executive compensation not less frequently than once every three years. Section 14A also requires the Company to include in its proxy statement this year a separate advisory vote regarding whether the advisory vote to approve named executive officer compensation should be held every one year, every two years or every three years.

The Board believes that for the Company the most beneficial and appropriate frequency of the advisory vote to approve the named executive officers’ compensation is every year. The Board believes the option of holding an advisory vote on the named executive officers’ compensation annually aligns with the interests of our stockholders and provides more consistent and direct communication between our stockholders and the Compensation Committee.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, stockholders are being provided with four choices with respect to this proposal: (1) one year, (2) two years, (3) three years or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for one year as the frequency of the advisory vote to approve named executive officer compensation.

As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding the frequency with which the advisory vote to approve named executive officer compensation will be held.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote to approve named executive officer compensation that has been selected by stockholders.

Recommendation

The Board recommends that stockholders vote for ONE YEAR for Proposal Five.

Other Matters

The Company knows of no matters to be submitted to the Company’s stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 12, 2017

Appendix A

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

SECOND AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

(As Amended and Restated on April 12, 2017)

I.  INTRODUCTION

1.1  Purposes.  The purposes of the Allscripts Healthcare Solutions, Inc. Amended and Restated 2011 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, directors and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2  Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Allscripts Healthcare Solutions, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Global Select Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Global Select Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee, cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition (x) in the case of a Restricted Stock Award, to the vesting of the holder’s interest in the shares of Common Stock subject to such award, or (y) in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”);stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such Performance Measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance Measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may (i) amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles and (ii) reduce, but not increase, the payment of any award to any “covered employee,” within the meaning of Section 162(m) of the Code.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and each other plan previously maintained by the Company or Eclipsys Corporation under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee, cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3  Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4  Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors and independent contractors, of the Company or any of its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5  Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be 24,000,000, reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2011. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one-half (0.5) times the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Unit Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one (1.0) times the number of shares subject to such Stock Award or Performance Unit award. If this Plan is approved by the stockholders of the Company, no further awards may be granted under the Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again shall be available pursuant to this paragraph shall be equal to (i) one-half (0.5) of a share for each share subject to an option or Free-Standing SAR described herein or subject to an option or free-standing SAR granted under the Prior Plan and (ii) one (1.0) share for each share subject to a Stock Award or Performance Unit Award described herein or subject to a restricted stock award or restricted stock unit award granted under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options may be granted during any 12-month period to any person shall be 3,000,000, and the maximum number of shares of Common Stock with respect to which SARs may be granted during any 12-month period to any person shall be 3,000,000, in each case subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be earned during each 12-month period in the Performance Period applicable to such Stock Awards by any person shall be 3,000,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned with respect to Performance Units granted during each 12-month period in the Performance Period applicable to such Performance Units by any person shall be $10,000,000.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1  Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, Non-Employee Directors and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b)  Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 7 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)  Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)  Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 7 years after its date of grant; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)  Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3  Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4  No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the Committee shall not (i) reduce the exercise price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control, without the approval of the stockholders of the Company.

2.5  Dividend Equivalents.  Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.  STOCK AWARDS

3.1  Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The minimum Restriction Period and the minimum Performance Period specified in Section 3.2(b) relating to Restricted Stock Awards and specified in Section 3.3(b) relating to Restricted Stock Unit Awards shall not be applicable to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2  Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)  Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Award subject to Performance Measures shall not be less that one (1) year.

(c)  Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)  Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock.  Notwithstanding the foregoing, all distributions and dividends with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

3.3  Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)  Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Unit Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Unit Award subject to Performance Measures shall not be less that one (1) year.

(c)  Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4  Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or the Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee in accordance with the terms of this Plan, including Sections 1.3, 3.2(b), 3.3(b) and 5.3, and set forth in the applicable award Agreement.

IV.  PERFORMANCE UNIT AWARDS

4.1  Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2  Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)  Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. Notwithstanding the foregoing, but subject to Section 5.3, the Performance Period of a Performance Unit Award that may be settled in shares of Common Stock shall not be less than one (1) year.

(c)  Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Unit Award shall be subject to the same restrictions as such Performance Unit Award.  Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3  Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V.  GENERAL

5.1  Effective Date and Term of Plan. This Plan became effective as of March 21, 2011 and was amended and restated on May 21, 2013. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after April 12, 2027, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than April 12, 2027. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2  Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by Section 2.4 or by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Select Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3  Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. An Agreement (or an employment agreement referred to therein) may provide that, or the Committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or service or in the event of a Change in Control (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4  Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5  Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6  Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7  Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8  Change in Control.

(a)  Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 5.3 or provided in an award Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee within 24 months following such Change in Control or within three months prior thereto in connection with such Change in Control (A) the outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

(b)  Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c)  Definition of Change in Control. A “Change in Control” shall mean and be determined to have occurred upon any one of the following events: (i) the date any person or group other than any Subsidiary (or any employee benefit plans (or related trust) of the Company or any of its Subsidiaries) acquires beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s then outstanding voting securities which generally entitle the holder thereof to vote for the election of directors (“Voting Power”); provided, however, that no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than sixty percent (60%) of the then outstanding shares of common stock of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and Voting Power of Company immediately before such acquisition, in substantially the same proportions as their ownership immediately before such acquisition; or (ii) the date the individuals who constitute the Board as of the date of the approval of this Plan by the Board (the “Incumbent Board”) cease for any reason other than their deaths to constitute at least a majority of the Board; provided that any individual who becomes a director after the date of the approval of this Plan by the Board whose election or nomination for election by Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered, for purposes of this definition, as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened solicitation by a person or group other than the Board for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors of the Company; or (iii) the Company effects (A) a merger, reorganization or consolidation of Company with one or more corporations or entities, unless, in any such case, immediately after such merger, reorganization or consolidation, more than 50% of the Voting Power of the then outstanding securities of the corporation resulting from such merger, reorganization or consolidation is then owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Voting Stock of Company immediately prior to such merger, reorganization or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such merger, reorganization or consolidation, of the outstanding Voting Stock of the Company; or (B) a sale or other disposition of all or substantially all of the assets of Company (x) other than to an entity of which Company owns at least 50% of the Voting Power or (y) other than to a corporation with respect to which, immediately after such sale or other disposition, more than 50% of the Voting Power of the then outstanding securities thereof is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Stock of the Company immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the outstanding Voting Stock of the Company. For purposes of the foregoing definition, the terms “beneficially owned” and “beneficial ownership” shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act, the term “person” shall have the meaning ascribed to it in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and “group” means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the Exchange Act.

5.9  Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10  No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11  Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12  Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13  Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14  Section 409A. To the extent that the Committee determines that any award granted under this Plan is subject to Section 409A of the Code, the award Agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this Plan and the award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to this Plan and the applicable award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A.

5.15  Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

SCRIPTS HEALTHCARE SOLUTIONS, INC. C/O BROADRIDGE

P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1a	Mara G. Aspinall	☐	☐	☐
1b	Paul M. Black	☐	☐	☐
1c	P. Gregory Garrison	☐	☐	☐
1d	Jonathan J. Judge	☐	☐	☐
1e	Michael A. Klayko	☐	☐	☐
1f	Yancey L. Spruill	☐	☐	☐
1g	Dave B. Stevens	☐	☐	☐
1h	David D. Stevens	☐	☐	☐
1i	Ralph H. Thurman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote 1 YEAR on the following proposal.

		1 year	2 years	3 years	Abstain
5	To approve, on an advisory basis, the frequency of the advisory vote on the Company's named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000330930_1 R1.0.1.15

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 22, 2017 9:00 AM The undersigned hereby appoints Paul M. Black and Richard J. Poulton as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock of Allscripts Healthcare Solutions, Inc., a Delaware corporation ("Allscripts"), held of record by the undersigned at the close of business on March 27, 2017 at the Annual Meeting of Stockholders to be held on May 22, 2017, 9:00 am Central time at Allscripts' principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, or any adjournment or postponement thereof (the "Annual Meeting"), and authorizes and instructs said proxies to vote in the manner directed below. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL director nominees, FOR proposals 2, 3 and 4 and for 1 YEAR for proposal 5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE. Continued and to be signed on reverse side